UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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QuinStreet, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 25, 2021
To our stockholders:
We will hold our annual meeting of stockholders at Metro Tower, 950 Tower Lane, Suite 600, Foster City, California 94404 on Monday, October 25, 2021, at 3:00 P.M. local time. We are holding this meeting for the purpose of considering and voting on:
(1)    Election of three Board nominees to serve as Class III directors for a three-year term expiring on the date of the 2024 annual meeting of stockholders or until their respective successors have been duly elected and qualified;
(2)    Approval of the QuinStreet, Inc. 2021 Employee Stock Purchase Plan;
(3)    Ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022;
(4)    Approval by non-binding advisory vote of the fiscal year 2021 compensation of our Named Executive Officers; and
(5)    The transaction of any other business that properly comes before the meeting.
The stockholders of record at the close of business on September 1, 2021 will be entitled to vote at the meeting or any postponements or adjournments of the meeting.
We have elected to provide access to our proxy materials over the Internet under the SEC’s “Notice and Access” rules, which will reduce the impact of printing and mailing these materials on the environment. Stockholders will not receive printed proxy materials unless they request them or have previously elected to receive printed copies of all future proxy materials. Instead, we will mail on or about September 10, 2021 to most stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report on the Internet. Whether or not you expect to attend, we urge you to vote via the Internet in accordance with the instructions in the Notice you received in the mail and in this proxy statement. The Notice will contain instructions on how you may request printed proxy materials, including a proxy card (or voting instruction form, as applicable).
If you have received printed proxy materials, we urge you to sign, date, and promptly return the accompanying proxy card (or voting instruction form, as applicable) in the prepaid postage, pre-addressed envelope or vote via telephone or the Internet in accordance with the instructions on the proxy card (or voting instruction form, as applicable). If you attend the meeting, you may vote your shares in person as described in the proxy statement, which will revoke any prior vote.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on October 25, 2021: This Proxy Statement and the 2021 Annual Report to Stockholders are available on the following website: http://investor.quinstreet.com/annual-meeting.
By order of the Board of Directors,
/s/ Douglas Valenti
Douglas Valenti
Chief Executive Officer
September 10, 2021
Foster City, California

i

ii

950 Tower Lane, Suite 600, Foster City, California 94404
PROXY STATEMENT
This proxy statement is furnished to you by the Board of Directors of QuinStreet, Inc. (the “Board” or “Board of Directors”) and contains information related to the 2021 annual meeting of our stockholders to be held on Monday, October 25, 2021, beginning at 3:00 P.M., local time, at Metro Tower, 950 Tower Lane, Suite 600, Foster City, California 94404, and at any postponements or adjournments thereof. This proxy is solicited by our Board.
In accordance with the SEC’s “Notice and Access” rules, we may provide proxy materials, including this proxy statement and our annual report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them or have previously elected to receive printed copies of all future proxy materials. Instead, we will mail on or about September 10, 2021 to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report, and vote electronically via the Internet. The Notice will also contain instructions on how to receive a printed copy of your proxy materials, including a proxy card (or voting instruction form, as applicable). Stockholders who do not receive the Notice will receive a copy of the proxy materials by mail or electronic mail.
References in this proxy statement to “we,” “us,” “our,” “the Company” and “QuinStreet” refer to QuinStreet, Inc.
ABOUT THE MEETING
Purpose of the 2021 Annual Meeting of Stockholders
The purpose of the 2021 annual meeting of stockholders is:
(1)   To elect three Board nominees to serve as Class III directors for a three-year term expiring on the date of the 2024 annual meeting of stockholders or until their respective successors have been duly elected and qualified;
(2)   To approve the QuinStreet, Inc. 2021 Employee Stock Purchase Plan;
(3)   To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022;
(4)   To approve by non-binding advisory vote the fiscal year 2021 compensation of our Named Executive Officers; and
(5)   To transact any other business that properly comes before the meeting.
Quorum
A quorum is the minimum number of shares required to hold and transact business at a meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock entitled to vote will constitute a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the meeting will be counted by the person appointed by the Company to act as the inspector of elections for the meeting.
The inspector of elections will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The inspector of elections will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.
Who May Vote
Holders of record of our common stock at the close of business on September 1, 2021 (the “Record Date”) may vote at the annual meeting of stockholders. As of the Record Date, we had 54,124,984 issued and outstanding shares of common stock. Each share of QuinStreet common stock that you own entitles you to one vote.
How to Vote
You may vote in person at the meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the meeting. You can change your vote at the meeting as described below under “— Revoking Your Proxy.”
If you are a registered stockholder (meaning your name is included on the stockholder file maintained by our transfer agent, Computershare Trust Company, N.A.), you can vote by proxy in any of the following ways:
By Internet.   You may submit your proxy by following the “Internet” instructions on the Notice. The deadline for voting electronically is 11:59 P.M. (Eastern Time) on October 24, 2021.
In Writing.   If you have requested printed proxy materials, you may complete and sign the proxy card contained in your proxy materials and mail it in the accompanying prepaid postage, pre-addressed envelope. If we receive your proxy card prior to the annual meeting of stockholders, we will vote your shares according to your instructions. If you sign but do not provide instructions in your proxy card, we will vote your shares as recommended by the Board of Directors. Your proxy card will also contain instructions on how to vote by telephone or Internet and the applicable deadlines.
If your shares are held in the name of a broker, bank, trustee or other nominee, you will receive instructions from such broker, bank, trustee or nominee that you must follow in order for your shares to be voted by proxy. You may also vote in person at the meeting if you have obtained a legal proxy from your broker, bank, trustee, or other nominee giving the right to vote your shares.
How Proxies Work
Our Board of Directors is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may abstain from voting on any of the proposals. With respect to the nominees proposed to be elected to the Board at the meeting, you may vote for all, some, or none of them. However, if you submit your proxy but do not provide instructions, we will vote your shares as recommended by the Board of Directors.
Proposals You Are Asked To Vote On and the Board’s Voting Recommendation
If you properly fill in your proxy card and send it to us in time to vote, or vote by Internet or telephone, one of the individuals named on your proxy card as the Company’s proxies will vote your shares as your proxy and as you have directed. If you sign the proxy card but do not make specific choices, your proxy will follow the Board’s recommendations and we will vote your shares:
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“FOR” the election of Anna Fieler, Andrew Sheehan, and Douglas Valenti to serve as Class III directors for a three-year term expiring on the date of the 2024 annual meeting of stockholders or until their respective successors have been duly elected and qualified (see “Proposal 1 — Election of Class III Directors”);

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“FOR” the approval of the QuinStreet, Inc. 2021 Employee Stock Purchase Plan (see “Proposal 2 — Approval of the QuinStreet, Inc. 2021 Employee Stock Purchase Plan”);

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“FOR” the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022 (see “Proposal 3 — Ratification of the Selection of PricewaterhouseCoopers LLP as Our Independent Registered Public Accounting Firm”); and

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“FOR” the approval of fiscal year 2021 compensation of our Named Executive Officers (see “Proposal 4 — Approval of Fiscal Year 2021 Compensation of Named Executive Officers”).

If any other matter is properly presented at the meeting, your proxy will vote in accordance with the best judgment of the individual voting your shares as your proxy. At the time this proxy statement was made available to stockholders, we knew of no other matters to be acted on at the meeting.
Vote Necessary to Approve Proposals
Directors are elected by a plurality of the shares of common stock present or represented by proxy and entitled to vote, and the nominees who receive the most votes will be elected. The three Class III director nominees with the most votes will be elected as Class III directors to serve terms ending at our 2024 annual meeting of stockholders. Abstentions and broker non-votes will not be taken into account in determining the outcome of these elections. We did not receive any nominations from any stockholders for the 2021 annual meeting of stockholders.
Approval of our 2021 Employee Stock Purchase Plan, ratification of the selection of our independent registered public accounting firm and approval by non-binding advisory vote of the fiscal year 2021 compensation of our Named Executive Officers each requires the affirmative vote of the majority of the shares of common stock present or represented by proxy with respect to such proposal and entitled to vote. For these proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.
If you hold your shares through a broker and do not provide your broker with specific voting instructions, your shares may constitute broker non-votes. Under the rules that govern brokers in such circumstances, your broker will have the discretion to vote such shares on routine matters but not on non-routine matters. Even though we are a NASDAQ-listed company, the New York Stock Exchange (“NYSE”) rules govern how a broker licensed by the NYSE can vote shares it holds on behalf of stockholders of NASDAQ-listed companies. As a result:
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Your broker will not have the authority to exercise discretion to vote your shares with respect to the election of a director, the approval of our 2021 Employee Stock Purchase Plan, and the advisory vote on executive compensation because those matters are treated as non-routine under NYSE rules.

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Your broker will have the authority to exercise discretion to vote your shares with respect to the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022 because that matter is treated as routine under NYSE rules.

Because the proposals to be acted upon at the annual meeting of stockholders include both routine and non-routine matters, if you do not give voting instructions to your broker, bank, trustee or other nominee, your broker, bank, trustee or other nominee may either (1) vote your shares on routine matters or (2) leave your shares unvoted. “Broker non-votes” occur on a matter when a broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.
Revoking Your Proxy
You may revoke your proxy by: (1) sending in another signed proxy card with a later date prior to the deadlines noted above under “— How to Vote”; (2) providing subsequent Internet or telephone voting instructions prior to the deadlines noted above; (3) notifying our Corporate Secretary in writing at the address set forth below under “Board of Directors — Contacting the Board and Further Information on Corporate Governance” prior to the deadlines noted above that you have revoked your proxy; or (4) voting in person at the meeting.

Vote Confidentiality
Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that is designed to protect your voting privacy. Your vote will not be disclosed either within QuinStreet or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
Proxy Solicitation Costs
The Company will bear the costs of soliciting proxies.

PROPOSAL 1:
ELECTION OF CLASS III DIRECTORS
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the election of the nominees for election as Class III directors as described below, which proposal is designated as Proposal 1.
Our Certificate of Incorporation currently provides for a classified Board of Directors. Our Board of Directors recognizes that a classified structure offers several advantages, such as motivating potential activists or acquirers seeking control to initiate arms-length discussions with our Board of Directors, rather than engaging in unsolicited or coercive tactics, thereby better enabling our Board of Directors to maximize stockholder value and to ensure the equal and fair treatment of stockholders. Furthermore, a classified structure may promote board continuity and stability, encouraging directors to take a long-term perspective and ensuring that a majority of our Board of Directors will always have prior experience with the Company.
Our Board has nominated Anna Fieler, Andrew Sheehan, and Douglas Valenti for election as Class III directors at the 2021 annual meeting of stockholders. We did not receive any nominations from stockholders. Each person elected as a Class III director at the 2021 annual meeting of stockholders will serve a three-year term expiring on the date of the 2024 annual meeting of stockholders or until his or her respective successor has been duly elected and qualified.
Unless authority to vote for the nominee is withheld, the shares represented by your properly completed proxy will be voted FOR the election of Anna Fieler, Andrew Sheehan, and Douglas Valenti as Class III directors. In the event that any of Anna Fieler, Andrew Sheehan, and Douglas Valenti becomes unable or unwilling to serve, the shares represented by your properly returned proxy will be voted for the election of such other person as the Board may recommend in his or her place. We have no reason to believe that our nominees will be unable or unwilling to serve as a director.
Directors are elected by a plurality of the shares of common stock present or represented by proxy and entitled to vote, and the nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.
Each of our nominees has been chosen to stand for election in part because of his or her ability to ask relevant questions, understand QuinStreet’s opportunities and challenges, evaluate alternative strategies, and implement such strategies. Each of the nominees has a long record of professional integrity, a dedication to his or her profession, a strong work ethic, a willingness to spend the time and effort needed to maintain a collegial Board environment, and in some cases the experience of having served as a board member of several other companies. Specific experience, qualifications, attributes, and skills of each nominee are described in each nominee’s biography below.
Nominations for Election as Class III Directors (Terms Expiring on the Date of the 2024 Annual Meeting of Stockholders, if Elected)
Anna Fieler	Director since July 2020
Andrew Sheehan	Director since February 2017
Douglas Valenti	Director since July 1999
Class I Directors (Terms Expiring on the Date of the 2022 Annual Meeting of Stockholders)
Stuart M. Huizinga	Director since April 2015
David Pauldine	Director since October 2014
James Simons	Director since July 1999
Class II Directors (Terms Expiring on the Date of the 2023 Annual Meeting of Stockholders)
Asmau Ahmed	Director since July 2021
Matthew Glickman	Director since April 2017
Robin Josephs	Director since May 2013
Hillary Smith	Director since April 2021

Directors, Executive Officers, and Officers
The names of our directors, executive officers, and officers and their ages, positions, and biographies as of the date of this proxy statement are set forth below. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors, executive officers or officers.
Name	Age	Position with QuinStreet
Douglas Valenti	61	Chief Executive Officer, Chairman, and Nominee for Director
Asmau Ahmed	42	Director
Anna Fieler	49	Nominee for Director
Matthew Glickman	55	Director
Stuart M. Huizinga	59	Director
Robin Josephs	61	Director
David Pauldine	64	Director
Andrew Sheehan	63	Nominee for Director
James Simons	58	Director and Lead Independent Director
Hillary Smith	55	Director
Nina Bhanap	48	Chief Technology Officer and President, Product and Technology
Martin J. Collins	57	Chief Legal & Privacy Officer
Alan Godfrey	59	Senior Vice President
Andreja Stevanovic	44	Executive Vice President
Tim Stevens	54	Executive Vice President
Gregory Wong	48	Chief Financial Officer
Directors
Douglas (Doug) Valenti
Mr. Valenti founded QuinStreet and has served as our Chief Executive Officer and as a member of our Board of Directors since July 1999 and as our Chairman since March 2004. Prior to QuinStreet, Mr. Valenti served as a partner at Rosewood Capital, a venture capital firm, for five years; as a strategy consultant at McKinsey & Company for three years; in various management roles at Procter & Gamble for three years; and as a decorated nuclear submarine officer and qualified submarine warfare specialist (gold dolphins) for the U.S. Navy for five years. Mr. Valenti is a graduate of the Georgia Institute of Technology with a Bachelor’s degree in Industrial Engineering, where he graduated with highest honors and was named the Georgia Tech Outstanding Senior; the U.S. Navy postgraduate nuclear engineering program; and the Stanford University Graduate School of Business with an M.B.A., where he was an Arjay Miller Scholar. As a seasoned executive and Chief Executive Officer of QuinStreet since 1999, Mr. Valenti brings in-depth knowledge of QuinStreet’s industry, competition, operations, and strategy that is important to the Board’s oversight of long-term strategy, enterprise risk management, compensation, and corporate governance practices for the Company.
Asmau Ahmed
Ms. Ahmed has served as a member of our Board of Directors since July 2021. Ms. Ahmed has served as a Managing Director at Alphabet since July 2021. Ms. Ahmed has served on the board of directors at blackcomputeHER since July 2018, a non-profit organization that supports computing and technology education for black women and girls. Previously, Ms. Ahmed served as an SVP/Managing Director — Business Executive at Bank of America from September 2018 to July 2021. From September 2016 to August 2018, Ms. Ahmed served as a digital product executive at Capital One where she oversaw enterprise digital product and strategy for customer-facing products and experiences. From January 2012 to December 2017, Ms. Ahmed was a founder, chief executive officer, and board member at Plum Perfect, a visual search and advertising technology company. From September 2006 to November 2012, Ms. Ahmed served as a management consultant at Deloitte. Ms. Ahmed holds a B.S. with Honors in Chemical Engineering from the University of Virginia and an M.B.A. from Columbia Business School. Ms. Ahmed brings to the Board her executive experience, financial services experience, and knowledge in digital marketing.
Anna Fieler
Ms. Fieler has served as a member of our Board of Directors since July 2020. Ms. Fieler has served as a member of the board of directors of J.Crew Group, LLC since January 2021; and as a member of the board of directors of Shake Shack Inc. (NYSE: SHAK) since December 2017, where she serves as a member of the compensation committee and has earned the CERT Certificate in Cybersecurity Oversight for public company board directors. Ms. Fieler is currently Founder & Partner of Madison Park Ventures, an investment and advisory firm focusing on early-stage technology startups that advance well-being, connection and productivity. Ms. Fieler served as Chief Marketing Officer of PopSugar Inc., a leading digital lifestyle media company, from 2014 to 2018. Prior to PopSugar, Ms. Fieler served as the Chief Marketing Officer of Stella & Dot LLC, an online social selling company, from 2011 to 2012. Prior to Stella & Dot, Ms. Fieler served as Vice President of Marketing for Tiny Prints, Inc., a digital commerce platform for invitations and greeting cards that was acquired by Shutterfly, Inc. in March 2011, from 2009 to 2011. Ms. Fieler also served in various leadership roles at eBay Inc. from 2001 to 2007. Ms. Fieler began her career in traditional advertising at Ogilvy & Mather. Ms. Fieler holds an MBA from Harvard Business School and graduated magna cum laude from Brown University. She has been appointed by the President of Brown University to serve on its Women’s Leadership Council. Ms. Fieler’s public board experience, executive experience and in-depth knowledge regarding the digital marketing industry are valuable to the Board’s oversight of our business and operations, strategy, and risk management.
Matthew (Matt) Glickman
Mr. Glickman has served as a member of our Board of Directors since April 2017. Mr. Glickman is currently a Lecturer in Management at Stanford Graduate School of Business and a Managing Partner at Promise Venture Studio. He also advises technology executives and entrepreneurs and serves on the boards of several technology firms and nonprofit organizations. Mr. Glickman was previously a co-founder and chief executive officer of enterprise software company Merced Systems and of BabyCenter, Inc., a consumer website for new and expectant parents. Mr. Glickman also served as the founding chief financial officer of Teach for America, Inc. Mr. Glickman holds a B.A. in French and Economics from Amherst College, an M.A. in Educational Policy & Analysis from the Stanford School of Education, and an M.B.A. from the Stanford Graduate School of Business. Mr. Glickman’s executive experience and in-depth knowledge of the technology industry are important to the Board’s oversight of our business and operations, strategy, and risk management.
Stuart M. Huizinga
Mr. Huizinga has served as a member of our Board of Directors since April 2015. Mr. Huizinga currently serves as the chief financial officer of Apollo Neuroscience, Inc. From August 2018 to February 2020, Mr. Huizinga served as chief financial officer of ACME Technologies, Inc. Mr. Huizinga served as chief financial officer of Sun Basket, Inc. in 2017. From 2000 to 2016, Mr. Huizinga served as senior vice president and chief financial officer at eHealth, Inc. (NASDAQ: EHTH). From 1984 to 2000, Mr. Huizinga served at various positions including partner at Arthur Andersen LLP in the firm’s audit business unit, where he also served as a worldwide expert within the firm’s technology practice, primarily in the software and Internet sectors. He is a Certified Public Accountant (inactive) in the State of California. Mr. Huizinga holds a B.S. in Business Administration from San Jose State University. Mr. Huizinga possesses substantial expertise in public company reporting, auditing, and financial accounting. With over sixteen years of executive leadership experience at another publicly-held Internet company, Mr. Huizinga brings deep knowledge of the online marketing and e-commerce industry which is valuable to the Board’s oversight of our business, strategy, and operations.
Robin Josephs
Ms. Josephs has served as a member of our Board of Directors since May 2013. Ms. Josephs was a managing director of Starwood Capital Group, L.P., a private equity firm specializing in real estate investments from 2005 to 2007. From 1986 to 1996, Ms. Josephs was a senior executive with Goldman Sachs & Co., serving in the real estate group of the investment banking division and, later, in the equity capital markets division. Ms. Josephs currently serves as a member of the board of directors of iStar Inc. (NYSE: STAR), where she is the lead director and serves as a member of the compensation committee and chair of the nominating and governance committee; as a member of the board of directors of MFA Financial, Inc. (NYSE: MFA), where she serves as a member of the audit committee and the chair of the compensation committee; as a member of the board of directors of Safehold Inc. (NYSE: SAFE); as a member of the board of directors of Starwood Real Estate Income Trust, Inc.; and as a member of the board of directors of SVF Investment Corp. 2 (NASDAQ: SVFB) managed by SoftBank Investment Advisers. She previously served on the board of directors of Plum Creek Timber Company (NYSE: PCL) until February 2016. She is a trustee of the Cancer Research Foundation. Ms. Josephs holds a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Columbia University. Ms. Josephs has significant experience in finance and investing, and experience as a director, each of which brings valuable insight to the Board regarding the Board’s oversight of our business and operations, financial reporting, risk management and corporate finance matters.
David (Dave) Pauldine
Mr. Pauldine has served as a member of our Board of Directors since October 2014. Mr. Pauldine was the president of DeVry University from July 2006 to June 2014 and executive vice president of DeVry Education Group Inc., now Adtalem Global Education, Inc. (NYSE: ATGE), from October 2005 to June 2014. Prior to that, from 1989 to 2005, Mr. Pauldine served at Education Management Corporation, where his last position was executive vice president and president of The Art Institutes system of schools. From 1979 to 1989, Mr. Pauldine held various operational and management positions at DeVry. Mr. Pauldine serves on the board of the Shelter for Abused Women and Children in Naples, Florida. Mr. Pauldine also provides services for Pauldine Enterprises, LLC as a professional speaker and consultant. He previously served as a member of the board of The Association of Private Sector Colleges and Universities, now Career Education Colleges and Universities, from 2007 to 2013, including as vice chair from 2011 to 2012 and as board chair from June 2012 to June 2013. He also served as a board member for the American Red Cross, the Greater Fort Lauderdale Chamber of Commerce, Communities in Schools, Sarasota University, and ASPIRA. Mr. Pauldine holds a B.A. in Communication Arts from The University of Dayton and an M.A. in Leadership from McGregor School, Antioch University. Mr. Pauldine’s many years as an executive, including in the for-profit education industry, brings a deep understanding of the needs of the Company’s performance marketing clients as well as a depth of experience in business operations.
Andrew (Andy) Sheehan
Mr. Sheehan has served as a member of our Board of Directors since February 2017. Since 2014, Mr. Sheehan has served as the Managing Partner of Tippet Venture Partners, LLC, a venture capital firm. Mr. Sheehan was a partner of Sutter Hill Ventures, a venture capital firm, from 2007 to February 2021. Mr. Sheehan has served on the board of directors of Yext, Inc. (NYSE: YEXT), a publicly held technology company, since May 2008. Mr. Sheehan also serves on the board of directors of a number of privately-held companies in the technology industry. Mr. Sheehan holds a B.A. in English from Dartmouth College and an M.B.A. from the University of Pennsylvania, Wharton School. Mr. Sheehan’s leadership experience, expertise as an investor and in-depth knowledge regarding the technology industry are valuable to the Board’s oversight of our business, strategy, and operations.
James (Jim) Simons
Mr. Simons has served as a member of our Board of Directors since July 1999 and our Lead Independent Director since July 2021. Mr. Simons is a managing director of Split Rock Partners, a venture capital firm, which he founded in June 2004. Prior to founding Split Rock Partners, Mr. Simons served as general partner of St. Paul Venture Capital, a venture capital firm, from November 1996 to June 2004. Previously, Mr. Simons was a partner at Marquette Venture Partners and held banking positions at Trammell Crow Company and First Boston Corporation. Mr. Simons also serves on the boards of directors of several privately-held companies. Mr. Simons holds a B.A. in Economics and History from Stanford University and an M.S. in Management from the J.L. Kellogg Graduate School of Management, Northwestern University.

Mr. Simons has deep expertise in marketing and customer acquisition on the Internet and has many years of experience as an investor in Internet marketing and other companies. His in-depth knowledge of our business, business experience, and history as a director on our Board bring knowledge that is important to the Board’s oversight of our business and operations, strategy and risk management.
Hillary Smith
Ms. Smith has served as a member of our Board of Directors since April 2021. Ms. Smith has served as a member of the board of directors of Yext, Inc. (NYSE: YEXT) since October 2020, where she serves as a member of the compensation committee; as a member of the board of directors of Elevate Services, Inc., a private company that offers consulting, technology, and services to law departments and law firms, since November 2018, where she serves as the chair of the compensation committee and a member of the audit committee; and on the board of directors at the National Center for Lesbian Rights since September 2019. Ms. Smith has served as an operating partner at Craft Ventures since September 2019 and also serves as a consultant to various technology companies. Previously, Ms. Smith served as general counsel at a number of public and private technologies companies most recently Square, Inc., from December 2016 to March 2018. From July 2015 to October 2016, Ms. Smith served as general counsel and corporate secretary for Zenefits, and from May 2010 to June 2015, she served as general counsel to SuccessFactors, Inc. Ms. Smith served as SVP, general counsel and corporate secretary for DoubleClick from March 2000 to September 2005, and general counsel for Right Media and associate general counsel for Yahoo! Inc. from January 2007 to May 2010. Ms. Smith holds a B.A. in History from Montana State University-Bozeman and a J.D. from Cornell Law School. Ms. Smith brings to the Board her public board experience, legal and regulatory expertise, executive experience, and knowledge in digital marketing.
Executive Officers and Officers
Nina Bhanap
Ms. Bhanap has served as our Chief Technology Officer since July 2009 and our President, Product and Technology, since July 2015. She previously served as our Senior Vice President of Engineering from November 2006 to July 2009, as our Vice President of Product Development from January 2004 to November 2006, as our Senior Director from January 2003 to January 2004 and as our Director of Product Management from October 2001 to January 2003. Prior to joining us, Ms. Bhanap served as head of fixed income sales technology for Europe at Morgan Stanley for five years and as a senior associate at Booz Allen Hamilton for one year. Ms. Bhanap holds a B.S. in Computer Science with Honors from Imperial College, University of London, and an M.B.A. from the London Business School.
Martin (Marty) J. Collins
Mr. Collins has served as our Chief Legal & Privacy Officer since July 2019. Mr. Collins previously served as our General Counsel, Senior Vice President, and Chief Compliance Officer since April 2014 and head of Corporate Development since October 2014. Prior to joining us, Mr. Collins served as vice president of corporate development at Bloom Energy from March 2010 to March 2014. From November 2006 to March 2010, Mr. Collins served as general counsel, senior vice president, chief compliance officer, and head of internal audit at Novellus Systems, Inc., which was acquired in 2011 by Lam Research Corporation (NASDAQ: LRCX). Before Novellus, Mr. Collins served as associate general counsel and vice president at Oracle Corporation (NYSE: ORCL) from August 2005 to September 2006. At Oracle, Mr. Collins was head of the corporate and securities group. Prior to joining Oracle, Mr. Collins was a corporate partner at Mayer Brown LLP, a global law firm, where he worked from 1991 until 2005. Mr. Collins holds a B.A. in Political Economy from Williams College and a J.D. from the Georgetown University Law Center.
Curtis (Alan) Godfrey
Mr. Godfrey has served as our Senior Vice President and Category Head of Home Services since July 2021. From October 2017 to July 2021, Mr. Godfrey served as executive vice president of corporate and business development at Modernize, Inc. (before its acquisition by QuinStreet, Inc.). From September 2015 to October 2017, Mr. Godfrey served as a strategic growth consultant at Godfrey

Acceleration partners, LLC. From November 2013 to September 2015, Mr. Godfrey served as executive vice president of corporate and business development at Bazaarvoice, Inc., and as general manager of retail from April 2011 to November 2013. From January 2010 to April 2011, Mr. Godfrey served as vice president of business development at IBM. Mr. Godfrey holds B.S. degrees in Computer Science and Mathematics from Texas A&M University.
Andreja Stevanovic
Mr. Stevanovic has served as our Executive Vice President since July 2021 and is responsible for leading our Insurance Business. Mr. Stevanovic previously served as our Senior Vice President of Financial Services from July 2015 until July 2021, as our Vice President and Head of Insurance from July 2014 to June 2015, as our Senior Director of Insurance from December 2012 to June 2014, as our Director of Insurance from July 2011 to December 2012, as our Senior Manager of Mortgage from July 2009 to June 2011, and as our Manager of Mortgage from May 2008 to June 2009. From 2002 to 2008, Mr. Stevanovic served as Managing Engineer at IFT, Inc., an engineering consulting company. In this role, Mr. Stevanovic was responsible for overseeing engineering department and operations. From 2000 to 2002, Mr. Stevanovic served as a NASA engineering researcher at UC Berkeley. Mr. Stevanovic holds a B.S. and a M.S. in Mechanical Engineering from the University of California, Berkeley where he is also a national champion in rowing serving as the team captain his senior year. Mr. Stevanovic sits on the board of directors of Friends of California Crew since 2001 and served as a president of the same organization from 2006 to 2009.
Tim Stevens
Mr. Stevens has served as our Executive Vice President since July 2021. Mr. Stevens previously served as our Senior Vice President since December 2016. Mr. Stevens was initially responsible for strategic initiatives and business development. During fiscal year 2019, Mr. Stevens took on responsibility for all company media other than education. In January 2020, Mr. Stevens was promoted to head of our Home Services and Personal Loans client verticals. Mr. Stevens previously served as our Senior Vice President of Business and Corporate Development, as well as President of International Operations, from December 2008 to January 2012. From February 2012 to December 2016, Mr. Stevens served as vice president of global business development and corporate development at Cloudera, Inc. From 2007 to 2008, Mr. Stevens served as president and chief executive officer of vSide. From 2003 to 2006, Mr. Stevens served as senior vice president of business services at Borland Software Corporation. From 1997 to 2003, Mr. Stevens worked at Inktomi Corporation, a network infrastructure software provider, in a variety of legal and business roles, including general counsel, general manager and senior vice president of corporate development. From 1991 to 1997, Mr. Stevens was a corporate attorney at Wilson Sonsini Goodrich & Rosati P.C. Mr. Stevens holds B.S. degrees in Finance and Management from the University of Oregon and a J.D. from the University of California, Davis School of Law.
Gregory (Greg) Wong
Mr. Wong has served as our Chief Financial Officer since September 2013, and as Vice President of Finance from June 2012 to September 2013. Mr. Wong previously served as our Senior Director of Finance and Accounting from May 2011 to June 2012 and as Director of Financial Planning and Analysis from February 2008 to May 2011. Prior to joining us, Mr. Wong served as director of finance at Lexar Media, a flash memory manufacturer, and a subsidiary of Micron Technology, Inc., from August 2006 to February 2008. Prior to that, Mr. Wong held various finance positions with both public and privately-held technology companies. Mr. Wong holds a B.S. in Economics from California Polytechnic State University, San Luis Obispo.

BOARD OF DIRECTORS
The Board of Directors held four meetings during fiscal year 2021. All directors attended 75% or more of the total number of meetings of the Board and the committees on which they served in fiscal year 2021. As a matter of policy, directors are encouraged, but not required, to attend our annual meeting of stockholders. No directors attended our 2020 annual meeting of stockholders; no stockholders (other than employee stockholders) attended.
Compensation of Board of Directors
Our non-employee director compensation policy, as amended by our Compensation Committee in July 2021 and August 2021, provides that each non-employee director will receive the following compensation for Board service:
•
$45,000 per year for service as a Board member;

•
$15,000 per year for service as a lead director;

•
$31,000 per year for service as a chairperson of the Audit Committee, $27,000 per year as a chairperson of the Compensation Committee, and $14,000 per year as a chairperson of the Nominating and Corporate Governance Committee; and

•
$10,000 per year for service as a member of the Audit Committee, $6,000 per year for service as a member of the Compensation Committee, and $3,500 per year for service as a member of the Nominating and Corporate Governance Committee.

Prior to July 1, 2021, each non-employee director would have received the following compensation for Board service:
•
$40,000 per year for service as a Board member;

•
$15,000 per year for service as a chairperson of the Audit Committee or Compensation Committee and $8,000 per year for service as a chairperson of the Nominating and Corporate Governance Committee;

•
$2,000 for each in-person Board meeting and $1,000 for each telephonic Board meeting;

•
$2,000 for each in-person, and $1,500 for each telephonic, Audit Committee and Compensation Committee meeting; and

•
$1,500 for each in-person, and $1,000 for each telephonic, Nominating and Corporate Governance Committee meeting.

In addition, prior to July 1, 2021, our non-employee director compensation policy provided that new non-employee directors would be granted an option to purchase 50,000 shares of our common stock and a service-vesting restricted stock unit (“RSU”) award of 15,000 shares under the Non-Employee Directors’ Stock Award Plan; provided, however, our Compensation Committee has authority, pursuant to its charter and the Non-Employee Directors’ Stock Award Plan, to review and approve the type and amount of compensation to be paid or awarded to Board members, including stock option grants or awards. The initial option grant vests monthly over a period of four years and the initial RSU award vests daily over a period of four years. As amended, our non-employee director compensation policy no longer provides for initial grants and each new non-employee director will instead be granted a pro-rated annual award with a grant date cash value of $145,000 (with value to be prorated when determining the number of shares underlying the awards). The Compensation Committee, in reviewing and approving compensation for our director appointed in July 2021, determined that she should also receive an initial equity award consistent with the award received by all other directors appointed in fiscal year 2021.
Our amended non-employee director compensation policy also provides that each non-employee director will receive, annually, on the date of our annual stockholders meeting, an RSU award equal to a grant date cash value of $145,000 under the Non-Employee Directors’ Stock Award Plan. The annual RSU award vests daily over a period of one year. Prior to July 1, 2021, our non-employee directors would receive an RSU award with a grant date cash value of $100,000 under the Non-Employee Directors’ Stock

Award Plan and such RSU award would vest daily over a period of one year. Non-employee directors may elect annually to defer the delivery of their RSUs that vest within the calendar year until a change in control of the Company or the director’s departure from the Board.
We reimburse our non-employee directors for their travel, lodging, and other reasonable expenses incurred in attending our Board and Board committee meetings.
Our non-employee directors may elect to receive stock options in lieu of the cash compensation that would otherwise be payable to them for their service on our Board of Directors and its committees. Under this policy, non-employee directors must make an irrevocable election prior to the start of the fiscal year to receive options in lieu of all cash compensation they would otherwise earn during such fiscal year. Pursuant to an election to receive options in lieu of cash compensation, options are granted after the end of each fiscal quarter, and have an “aggregate grant date fair value,” computed in accordance with FASB ASC Topic 718, equal to the value of the cash that would otherwise have been payable for the fiscal quarter. The number of shares of our common stock subject to each option is determined by dividing the compensation otherwise payable with respect to the preceding quarter by the grant date fair value of a single share (rounded down to the nearest whole share).
Our Chief Executive Officer, as an employee of the Company, does not receive compensation for his service on our Board of Directors.
Fiscal Year 2021 Compensation of Non-Employee Directors.   The following table sets forth information regarding compensation earned by or paid to our non-employee directors during fiscal year 2021.
FISCAL YEAR 2021 DIRECTOR COMPENSATION TABLE
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Total ($)
Anna Fieler	53,000	275,639	289,275	617,914
Matthew Glickman	56,000	99,989	0	155,989
Stuart M. Huizinga	71,000	99,989	0	170,989
Robin Josephs	74,500	99,989	0	174,489
David Pauldine	53,000	99,989	0	152,989
Andrew Sheehan	48,000	99,989	0	147,989
James Simons	58,500	99,989	0	158,489
Hillary Smith	11,000	207,300	496,745	715,045

(1)
We pay our non-employee directors their cash compensation quarterly in arrears, and, accordingly, the amounts in this column reflect fees earned in cash for fiscal year 2021.

(2)
The amounts reported in this column do not reflect the actual value realized by the non-employee director. Instead, as required by SEC rules, these amounts represent the “aggregate grant date fair value” for awards granted in fiscal year 2021, computed in accordance with FASB ASC Topic 718. The calculations of these values are determined by accounting requirements and may include vested as well as unvested awards, so they do not necessarily correspond to the actual value that ultimately may be realized by the non-employee directors with respect to the awards. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for fiscal year 2021, filed with the SEC on August 26, 2021.

(3)
As of the end of fiscal year 2021, Ms. Fieler held an aggregate of 13,535 unvested RSUs; Mr. Glickman held an aggregate of 1,972 unvested RSUs; Mr. Huizinga held an aggregate of 1,972 unvested RSUs; Ms. Josephs held an aggregate of 1,972 unvested RSUs; Mr. Pauldine held an aggregate of 1,972 unvested RSUs; Mr. Sheehan held an aggregate of 1,972 unvested RSUs; Mr. Simons held an aggregate of 1,972 unvested RSUs; and Ms. Smith held an aggregate of 9,584 unvested RSUs. For calendar years 2020 and 2021, Ms. Fieler and Mr. Glickman elected to defer the settlement of their vested RSUs. As of the end of fiscal year 2021, Ms. Fieler held an aggregate of 7,385 deferred RSUs, Mr. Glickman held an aggregate of 43,199 deferred RSUs and Mr. Huizinga held an aggregate of 66,654 deferred RSUs.
(4)
As of the end of fiscal year 2021, Ms. Fieler held an aggregate of 50,000 options; Mr. Glickman held an aggregate of 50,000 options; Mr. Huizinga held an aggregate of 75,000 options; Mr. Pauldine held an aggregate of 25,000 options; Mr. Sheehan held an aggregate of 50,000 options; and Ms. Smith held an aggregate of 50,000 options, in each case covering both vested and unvested shares of our common stock.

The following table sets forth information regarding the individual options and stock awards granted during fiscal year 2021 to our non-employee directors, including the exercise price of the options (which was the fair market value of our common stock on the grant date) and the per-share “grant date fair value” for each option and stock award used in calculating the amounts reported in the “Fiscal Year 2021 Director Compensation Table” above:
Name	Grant Date	Securities Underlying Stock Awards (#)	Securities Underlying Options Awards (#)	Per Share Exercise Price of Option ($)	Per Share Grant Date Fair Value of Equity Award ($)(1)	Grant Date Fair Value of Equity Awards ($)(1)
Anna Fieler	July 29, 2020	0	50,000	11.71	5.79	289,275
	July 29, 2020	15,000	0	0	11.71	175,650
	October 29, 2020	5,920	0	0	16.89	99,989
Matthew Glickman	October 29, 2020	5,920	0	0	16.89	99,989
Stuart M. Huizinga	October 29, 2020	5,920	0	0	16.89	99,989
Robin Josephs	October 29, 2020	5,920	0	0	16.89	99,989
David Pauldine	October 29, 2020	5,920	0	0	16.89	99,989
Andrew Sheehan	October 29, 2020	5,920	0	0	16.89	99,989
James Simons	October 29, 2020	5,920	0	0	16.89	99,989
Hillary Smith	April 28, 2021	0	50,000	20.73	9.93	496,745
	April 28, 2021	10,000	0	0	20.73	207,300

(1)
See note (2) in the “Fiscal Year 2021 Director Compensation Table” above.

Committees of the Board of Directors
Our Board of Directors has standing, independent Audit, Compensation, and Nominating and Corporate Governance Committees. Copies of the charters for each of these Committees are available on the Company’s website at www.quinstreet.com by using the “Investor Relations” and then “Corporate Governance” links. The following table lists members of the Committees as of September 1, 2021.
Name	Audit Committee	Compensation Committee	Governance Committee
Asmau Ahmed	—	—	—
Anna Fieler	Member	—	—
Matthew Glickman	Member	—	—
Stuart M. Huizinga	Chair	—	—
Robin Josephs	—	Chair	Member
David Pauldine	—	Member	—
Andrew Sheehan	—	—	Member
James Simons	—	Member	Chair
Hillary Smith	—	—	—

Audit Committee.   Our Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934, as amended (“Exchange Act”), met eight times during fiscal year 2021. The Chair of our Audit Committee is Mr. Huizinga. The functions of this Committee include, among other things:
•
reviewing and pre-approving the engagement of our independent registered public accounting firm to perform audit services and any permissible non-audit services;

•
evaluating the performance of our independent registered public accounting firm and deciding whether to retain their services;

•
reviewing our annual and quarterly financial statements and reports and discussing the statements and reports with our independent registered public accounting firm and management;

•
providing oversight with respect to related person transactions and cybersecurity;

•
reviewing, with our independent registered public accounting firm and management, significant issues that may arise regarding accounting principles and financial statement presentation, as well as matters concerning the scope, adequacy, and effectiveness of our financial controls;

•
reviewing reports from management and auditors regarding our procedures to monitor and ensure compliance with our legal and regulatory responsibilities, our code of conduct and ethics and our compliance with legal and regulatory requirements; and

•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding financial controls, accounting, or auditing matters.

A detailed list of the Audit Committee’s functions is included in its charter, which can be accessed on the Company’s website at www.quinstreet.com by using the “Investor Relations” and then “Corporate Governance” links.
Nominating and Corporate Governance Committee (“Governance Committee”).   Our Governance Committee met four times during fiscal year 2021. The Chair of our Governance Committee is Mr. Simons. The functions of this Committee include, among other things:
•
reviewing periodically director performance on our Board of Directors and its Committees and performance of management, and recommending to our Board of Directors and management areas for improvement;

•
interviewing, evaluating, nominating, and recommending individuals for membership on our Board of Directors including for lead directorship;

•
evaluating nominations by stockholders of candidates for election to our Board of Directors and establishing policies and procedures for such nominations;

•
reviewing with our Chief Executive Officer plans for succession to the office of Chief Executive Officer or any other executive officer, as it sees fit; and

•
reviewing and recommending to our Board of Directors changes with respect to corporate governance practices and policies.

Our Governance Committee met in July 2021 to, among other things, recommend the director nominees for nomination to our Board at our 2021 annual meeting of stockholders. A detailed list of the Governance Committee’s functions is included in its charter, which can be accessed on the Company’s website at www.quinstreet.com by using the “Investor Relations” and then “Corporate Governance” links.
Compensation Committee.   Our Compensation Committee met six times during fiscal year 2021. The Chair of our Compensation Committee is Ms. Josephs. The functions of this Committee include, among other things:
•
determining the compensation and other terms of employment of our Chief Executive Officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•
reviewing and approving the compensation of our non-employee directors;

•
evaluating and recommending to our Board of Directors the equity incentive plans, compensation plans, and similar programs advisable for the Company, as well as modification or termination of existing plans and programs;

•
establishing policies with respect to equity compensation arrangements;

•
reviewing with management our disclosures under the caption “Compensation Discussion and Analysis” and preparing the Compensation Committee Report that the SEC requires to be included in our annual proxy statement;

•
assessing risks arising from our compensation policies and practices and determining whether any such risks are reasonably likely to have a material adverse effect; and

•
selecting, retaining, overseeing, and terminating any compensation consultant or other compensation advisor.

The Compensation Committee may form, and delegate authority to, subcommittees as appropriate. A detailed list of the Compensation Committee’s functions is included in its charter and can be accessed on the Company’s website at www.quinstreet.com by using the “Investor Relations” and then the “Corporate Governance” links.
Compensation Consultant.   Compensia, Inc. (“Compensia”), an executive compensation consulting firm, provides compensation advisory services to the Compensation Committee and to the Company. No member of the Compensation Committee or of management has any affiliation with Compensia, and our Compensation Committee has determined that Compensia is “independent” as defined by the rules of the SEC and the NASDAQ Stock Market and that its work does not give rise to any conflict of interest. The Compensation Committee has engaged Compensia and has access to Compensia without the participation of management and periodically seeks input from Compensia on a range of external market factors, including evolving executive compensation trends, general observations on the Company’s executive compensation program and competitive market data on a peer group of companies in the Internet marketing and media sector and other similar companies. The Compensation Committee also considers input from Compensia on Board compensation matters for non-employee Board members. Other than as described above, Compensia provides no other services to the Company.
Management Input to the Compensation Committee.   Our management supports the work of the Compensation Committee, including fulfilling requests for specific analyses to assist with decision making. Our Chief Executive Officer and Chief Legal & Privacy Officer work with the Compensation Committee Chair to help set meeting agendas and to coordinate the distribution of materials to the Compensation Committee in advance of its meetings. Our Employee Benefits and Compliance, Finance, and Legal departments assist in completing these projects. Generally, our Chief Executive Officer and Chief Legal & Privacy Officer attend Compensation Committee meetings.
Compensation Committee Meetings.   For more information on the process for determining executive compensation, see the section titled “Compensation Discussion and Analysis” in this proxy statement.
Compensation Committee Interlocks and Insider Participation.   Ms. Josephs, Mr. Pauldine, Mr. Sands, and Mr. Simons served on the Compensation Committee during fiscal year 2021. None of them has been an officer or employee of QuinStreet. Moreover, none of our executive officers has served on the board of directors or compensation committee of a company that has an executive officer who serves on our Board or Compensation Committee.
Board Diversity
Our Governance Committee believes that diversity is one of many factors to be considered when selecting candidates for nomination to serve as one of our directors. While the Governance Committee carefully considers diversity, among other factors, when evaluating nominees for director, the Governance Committee has not established a formal policy regarding diversity in identifying director nominees.

The table below summarizes the composition of our Board:
Board Diversity Matrix (As of September 1, 2021)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	1
Did Not Disclose Demographic Background	0
Corporate Governance
Code of Conduct and Ethics.   Our Code of Conduct and Ethics applies to all of our directors, employees, and officers (including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions). We will post future amendments to our Code of Conduct and Ethics, or waivers of such provisions, applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions or our directors on the Company’s website at www.quinstreet.com.
Board Leadership Structure.   The Board of Directors is responsible for determining its leadership structure, which currently consists of a Chairman of the Board and a Chair (or acting Chair) leading each Board Committee. Currently, the Chairman of the Board, Mr. Valenti, also serves as our Chief Executive Officer. The Board believes in retaining the flexibility to allocate the responsibilities of the offices of Chairman and Chief Executive Officer in accordance with the best interests of the Company and its stockholders at a given point in time, and therefore the Board does not place restrictions on who may serve as Chairman.
The Board appointed a lead independent director in July 2021. The lead director has the following roles and responsibilities:
•
preside at Board meetings when the Chairman is not present;

•
serve as liaison between the Chairman and the independent directors;

•
approve meeting agendas and information sent to the Board;

•
have the authority to call meetings of the independent directors; and

•
if required by major shareholders, ensure that he or she is available for consultation and direct communication.

The Board believes that its current leadership structure and corporate governance policies ensure effective independent Board leadership and oversight of management. For example, the Board regularly meets in executive sessions without the Chief Executive Officer or any other members of management present. Strong independent director leadership is also enhanced by the fact that we have a lead independent director and all of the Board Committees are comprised solely of, and chaired by, independent directors.
In order to enhance the independence of the Board from management, the Board believes that a substantial majority of the Board should consist of independent directors. All of our current directors, except for Mr. Valenti, are independent, as determined in accordance with NASDAQ listing standards.

Board’s Role in Risk Oversight.   Management, which is responsible for day-to-day risk management, continually monitors the material enterprise risks facing the Company, including strategic risks, operational risks, financial risks, credit risks, liquidity risks, cybersecurity risks, and legal and compliance risks.
The Board of Directors is responsible for exercising oversight of management’s identification of, management of, and planning for those risks. The Board has delegated to certain Committees oversight responsibility for those risks that are directly related to their area of focus (see descriptions of our Audit Committee, Compensation Committee, and Governance Committee’s areas of responsibilities discussed under “— Audit Committee”, “— Compensation Committee” and “— Nominating and Corporate Governance Committee (“Governance Committee”)” above). The Board and its Committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board. In addition, the Board and its Committees receive reports from our auditors and other advisors, such as Compensia, and meet in executive sessions with these outside auditors and advisors. Board oversight of risk is enhanced by the fact that our Chief Executive Officer and Chairman of the Board attends many Committee meetings and that Committee reports are provided to the full Board following each regular quarterly Committee meeting.
Information on Compensation Risk Assessment.   Management periodically reviews the Company’s incentive compensation programs at all levels within the organization. Employee cash bonuses are based on Company and individual performance, and management (with respect to non-executive bonuses) or the Compensation Committee (with respect to executive officers’ bonuses) determines bonus payouts. Equity awards for new hires are based on the individual’s level in the Company, prior experience, qualifications, and the market for particular types of talent. Any subsequent awards are based on employee performance and providing retention incentives. Equity awards have long-term vesting requirements to preclude undue incentives for focusing on short-term stock price performance. Our compensation programs and processes were reviewed during fiscal year 2021 by Compensia and management. Based on the findings of this review and input from Compensia and management, the Compensation Committee believes that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
ESG Matters.   We consider the environmental, social, and governance consequences of our decisions on our stakeholders, including our employees and their communities.
These considerations include a commitment to diversity. We embrace diversity, and endeavor to build a culture that attracts and retains a diverse employee population. This includes an employee donation matching program to support groups such as the NAACP, the Thurgood Marshall College Fund and the American Civil Liberties Union. We also seek to support our communities by actively participating in philanthropic events. With respect to the environment, our encouragement of an environmentally conscious approach includes establishing our headquarters in a LEED Gold certified building. For more information on our priorities and programs, please visit our website: www.quinstreet.com and use the “Investor Relations” and then “Corporate Governance” links.
As of May 9, 2021 (ISS’ most recent measurement date), our Environmental Quality Score was a four and our Social Quality Score was a five, representing improvements of over 40% since June 2020. As of August 2, 2021 (ISS’ most recent measurement date), our Governance Quality Score remained a four. For more information on ISS’ ESG Quality Score methodology, please visit their website: https://www.issgovernance.com/esg/ratings/.
Independence Determination for Directors
The Board of Directors has determined that, with the exception of Mr. Valenti, who is our Chief Executive Officer, all of its current members qualify as independent directors pursuant to the rules adopted by the SEC and the NASDAQ Stock Market. The Audit, Compensation, and Governance Committees of the Board of Directors consist entirely of independent directors.
Audit Committee Financial Qualifications
Our Board of Directors has determined that each member of the Audit Committee: (1) meets the independence criteria prescribed by applicable law and rules of the SEC for Audit Committee membership and (2) is “independent” within the meaning of the NASDAQ listing standards and the standards established by the Company. The Board has also determined that each member of our Audit Committee can read and understand fundamental financial statements in accordance with audit committee requirements of the SEC and NASDAQ listing standards. In addition, the Board of Directors has designated Mr. Huizinga as an “audit committee financial expert” as such term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated by the SEC.
Director Nominations
General Criteria and Process.   Our Governance Committee has the responsibility of identifying, reviewing, and evaluating candidates to serve on the Company’s Board of Directors consistent with any criteria approved by the Board of Directors, including consideration of any potential conflicts of interest as well as applicable independence and experience requirements. The minimum qualifications a candidate should possess include being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. As expressed in the Governance Committee charter, in nominating candidates, the Governance Committee complies with the requirements of the Company’s Bylaws and takes into consideration such other factors as it deems appropriate, including prior experience on public company boards and committees. These factors may include judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be a desirable addition to the Board and any Committees of the Board, the ability of the candidate to devote sufficient time to the affairs of the Company, the candidate’s demonstrated excellence in his or her field, the candidate’s ability to exercise sound business judgment, and the candidate’s commitment to rigorously represent the long-term interests of the Company’s stockholders. The Governance Committee may use and pay for assistance from consultants, including obtaining background checks, and advice from outside counsel, to assist its review and evaluation of candidates.
In evaluating candidates, the Governance Committee considers a wide variety of qualifications, attributes and other factors, and recognizes that a diversity of viewpoints and practical experiences can enhance the effectiveness of the Board. Accordingly, as part of its evaluation of each candidate, the Governance Committee takes into account how that candidate’s background, experience, qualifications, attributes, and skills may complement, supplement or duplicate those of other Board members, although the Company does not have a policy prescribing specific standards for diversity.
Stockholder Nominations and Bylaw Procedures.   The Governance Committee considers properly submitted recommendations for candidates to the Board from stockholders in accordance with the Company’s policy on stockholder recommendations of director nominees. The Governance Committee does not alter the manner in which it evaluates nominees for director based on whether the nominee is recommended by a stockholder or otherwise.
Our Bylaws and our policy on stockholder recommendations of director nominees establish procedures pursuant to which a stockholder may nominate a person for election to the Board of Directors. Any stockholder recommendations for consideration by the Governance Committee should set forth all information that is required to be disclosed by Section 5(b)(i) of our Bylaws and all information required pursuant to Regulation 14A under the Exchange Act, as amended, including the candidate’s name, biographical information, business experience for at least the past five years, a summary of the candidate’s qualifications, a representation that the nominating stockholder is a beneficial or record owner of our stock, and a written consent of the candidate to serve on the Board of Directors if elected. In addition, such stockholder recommendations should set forth any other information required to be provided by our policy on stockholder recommendations of director nominees and applicable securities laws and regulations. We may require any such proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee. A copy of the policy on stockholder recommendations of director nominees can be accessed on the Company’s website at www.quinstreet.com by using the “Investor Relations” and then “Corporate Governance” links.
To nominate a person for election to the Board of Directors at our 2022 annual meeting of stockholders, written notice of a stockholder nomination must be delivered to our Corporate Secretary between June 27,

2022 and July 27, 2022. However, if our 2022 annual meeting is advanced or delayed by more than 30 days from October 25, 2022 (the anniversary of the prior year’s annual meeting of stockholders), a stockholder’s written notice will be timely if it is delivered no earlier than the 120th day prior to our 2022 annual meeting and no later than the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. Stockholder recommendations to the Board of Directors should be sent to QuinStreet, Inc., Attention: Corporate Secretary, 950 Tower Lane, Suite 600, Foster City, California 94404.
Contacting the Board and Further Information on Corporate Governance
Stockholders may contact the Board of Directors about bona fide issues or questions about QuinStreet by writing to the Corporate Secretary as follows: Board of Directors of QuinStreet, Inc., Attention: Corporate Secretary, 950 Tower Lane, Suite 600, Foster City, California 94404.
Any matter intended for the Board of Directors, or for any individual member or members of the Board of Directors, should be directed to the street address noted above, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Corporate Secretary for forwarding to the Board of Directors or specified member or members will be forwarded in accordance with the stockholder’s instructions.
Our Code of Conduct and Ethics, stockholder nominations policy, and committee charters are accessible on the Company’s website at www.quinstreet.com by using the “Investor Relations” and then “Corporate Governance” links. Stockholders may also request printed copies of such documents without charge by writing to the Corporate Secretary as follows: QuinStreet, Inc., Attention: Corporate Secretary, 950 Tower Lane, Suite 600, Foster City, California 94404.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows the amount of common stock beneficially owned (unless otherwise indicated) by our directors, our director nominees, our Named Executive Officers (as set forth in the Summary Compensation Table below), our directors and executive officers as a group, and beneficial owners of more than 5% of our common stock. Except as otherwise indicated, all information is as of August 31, 2021. As of August 31, 2021, there were 54,133,150 shares of common stock outstanding. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o QuinStreet, Inc., 950 Tower Lane, Suite 600, Foster City, California 94404.
Name	Common Stock
	Shares Beneficially Owned	% of Class
Directors:
Asmau Ahmed(1)	3,125	*
Anna Fieler(2)	15,625	*
Matthew Glickman(3)	50,000	*
Stuart M. Huizinga(4)	101,248	*
Robin Josephs(5)	75,402	*
David Pauldine(6)	127,902	*
Andrew Sheehan(7)	93,554	*
James Simons(8)	56,610	*
Hillary Smith(9)	6,250	*
Named Executive Officers:
Douglas Valenti(10)	2,976,620	5.5%
Gregory Wong(11)	196,035	*
Nina Bhanap	1,776	*
Alan Godfrey	8,912	*
Andreja Stevanovic(12)	2,084	*
Executive Officers and Directors as a group (11 persons)(13)	3,702,371	6.8%
Other 5% Stockholders:
BlackRock, Inc.(14), 55 East 52nd Street, New York, NY 10055	7,798,768	14.4%
Private Capital Management, LLC(15), 8889 Pelican Bay Boulevard, Suite 500, Naples, FL 34108	3,310,931	6.1%
The Vanguard Group(16), 100 Vanguard Boulevard, Malvern, PA 19355	3,075,742	5.7%

*
Represents 1% or less of our outstanding common stock.

(1)
Consists of stock options exercisable for 3,125 shares of our common stock within 60 days of August 31, 2021.

(2)
Consists of stock options exercisable for 15,625 shares of our common stock within 60 days of August 31, 2021.

(3)
Consists of stock options exercisable for 50,000 shares of our common stock within 60 days of August 31, 2021.

(4)
Includes stock options exercisable for 75,000 shares of our common stock within 60 days of August 31, 2021 and 5,920 RSUs that will vest within 60 days of August 31, 2021.

(5)
Includes 5,920 RSUs that will vest within 60 days of August 31, 2021.

(6)
Consists of 96,982 shares held in a trust of which Mr. Pauldine is a trustee. Also consists of stock options exercisable for 25,000 shares of our common stock within 60 days of August 31, 2021 and 5,920 RSUs that will vest within 60 days of August 31, 2021.

(7)
Includes 15,623 shares held by a limited partnership Tippet Venture Partners, L.P. of which Mr. Sheehan is the managing director of its general partner and 200 shares held by a trust of which Mr. Sheehan is a trustee. Mr. Sheehan disclaims beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. Also includes stock options exercisable for 50,000 shares of our common stock within 60 days of August 31, 2021 and 5,920 RSUs that will vest within 60 days of August 31, 2021.

(8)
Includes 34,841 shares held by the James Rexroad Simons Trust of which Mr. Simons is a trustee. Mr. Simons disclaims beneficial ownership of the reported securities, except to the extent of any pecuniary interest therein. Also includes 5,920 RSUs that will vest within 60 days of August 31, 2021.

(9)
Consists of stock options exercisable for 6,250 shares of our common stock within 60 days of August 31, 2021.

(10)
Includes 2,917,020 shares held by The Valenti Living Trust of which Mr. Valenti and his spouse are co-trustees. Each of Mr. Valenti and his spouse has voting and investment power with respect to the shares held by The Valenti Living Trust and share beneficial ownership in such shares. Also includes 6,903 shares held by trusts, of which Mr. Valenti’s spouse is the trustee, for the benefit of Mr. Valenti and his spouse’s immediate family members over which Mr. Valenti may be deemed to have shared voting and dispositive power. Also includes stock options exercisable for 7,943 shares of our common stock within 60 days of August 31, 2021.

(11)
Includes stock options exercisable for 140,000 shares of our common stock within 60 days of August 31, 2021.

(12)
Consists of stock options exercisable for 2,084 shares of our common stock within 60 days of August 31, 2021.

(13)
Includes stock options exercisable for 372,943 shares of our common stock within 60 days of August 31, 2021 and 29,600 RSUs that will vest within 60 days of August 31, 2021.

(14)
Based on the Schedule 13G/A filed with the SEC on January 26, 2021 by BlackRock, Inc.

(15)
Based on the Schedule 13G/A filed with the SEC on February 5, 2021 by Private Capital Management, LLC.

(16)
Based on the Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group.

Section 16(a) Beneficial Ownership Reporting Compliance
Based solely upon a review of filings with the SEC and/or written representations that no other reports were required, we believe that all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act, as amended, were timely filed for fiscal year 2021.
Certain Relationships and Related Person Transactions
We have entered into standard, ordinary course indemnification agreements with each of our directors and senior officers. These indemnification agreements require us to indemnify each of our directors and executive officers to the fullest extent permitted by Delaware law.
Policies and Procedures for Transactions with Related Persons
Our Board of Directors has adopted a written related person transactions policy, which sets forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and a related person were, are, or will be participants and in which the amount involved exceeds $120,000. Only related person transactions in which the amount involved exceeds $120,000 and in which the related person had or will have a direct or indirect material interest will be required to be disclosed in applicable SEC filings as required by the Securities Act of 1933, as amended (“Securities

Act”), the Exchange Act, and related rules. Pursuant to the Company’s related person transactions policy, our Audit Committee, among other things, (i) reviews the relevant facts and circumstances of each proposed related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third-party and the extent of the related person’s interest in the transaction and (ii) takes into account the conflicts of interest and corporate opportunity provisions of our Code of Conduct and Ethics. Management will present to our Audit Committee each proposed related person transaction, including all relevant facts and circumstances relating thereto, and will update the Audit Committee as to any material changes to any related person transaction.
Any related person transaction may only be consummated or continued if our Audit Committee has approved or ratified such transaction in accordance with the guidelines set forth in our related person transactions policy. Certain types of transactions are not subject to the policy, including: (i) transactions involving compensation for services provided by an employee, consultant, or director that are approved by our Compensation Committee; and (ii) transactions in the ordinary course of business where the interest of the related person arises solely from the ownership of a class of QuinStreet equity securities where all holders of such class of equity securities will receive the same benefit on a pro rata basis. Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction. In the event that it is inappropriate for the Audit Committee to review the transaction due to conflicts of interest or otherwise, after taking into account possible recusals by Audit Committee members, another independent body comprised of members of our Board of Directors reviews the related person transaction.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of the material components of our executive compensation program for our “Named Executive Officers”, which for fiscal year 2021 consist of the following officers:
•
Doug Valenti, Chairman of our Board of Directors, and our Chief Executive Officer;

•
Greg Wong, our Chief Financial Officer;

•
Nina Bhanap, our Chief Technology Officer and President, Product and Technology;

•
Alan Godfrey, our Senior Vice President; and

•
Andreja Stevanovic, our Executive Vice President.

This Compensation Discussion and Analysis is organized into five sections:
Section 1 — Executive Summary
Section 2 — Compensation Philosophy, Objectives, and Design
Section 3 — Compensation-Setting Process
Section 4 — Compensation Components
Section 5 — Other Compensation Information and Policies
Section 1 — Executive Summary
Executive Compensation
The Compensation Committee sets the compensation of our senior officers, including our Named Executive Officers, considering their ability to successfully execute our annual operating plan. This plan is designed to further our long-term business objectives and create sustainable long-term stockholder value. Accordingly, our fiscal year 2021 compensation actions and decisions were largely based on each executive officer’s and officer’s contribution to Company-wide performance goals, consistent with our “pay-for-performance” philosophy.
Our overall growth in fiscal year 2021 was strong and largely driven by continued strength and progress in Insurance and Home Services. Even though we increased annual revenue by 18.0% and increased Adjusted EBITDA margin by 44.1%, however, we did not meet all of the aggressive targets established in July 2020 as part of the fiscal year 2021 operating plan.
Decisions During Fiscal Year 2021
The Compensation Committee took the following actions with respect to the specific compensation of our Named Executive Officers in fiscal year 2021:
•
in July 2020, concurred with our Chief Executive Officer’s recommendation not to increase the base salaries of each of our Named Executive Officers,1 and determined to not increase the base salary of our Chief Executive Officer, as our aggressive fiscal year 2020 targets were not achieved as a result of adverse business impacts of the COVID-19 pandemic on the Company’s credit-driven Personal Loans and Credit Cards businesses (“Adverse Business Impacts of the Pandemic”);

•
in July 2020, not to pay annual bonuses to substantially all our senior officers, as our aggressive fiscal year 2020 targets were not achieved due to Adverse Business Impacts of the Pandemic;

1
Mr. Godfrey joined the Company in fiscal year 2021 as part of the Company’s acquisition of Modernize, Inc. on July 1, 2020.

•
during fiscal year 2021, approved the grant of equity awards in the form of service-vesting RSU awards (“RSUs”) and performance-vesting RSU awards (“PSUs”) (other than Mr. Godfrey, who was only granted RSUs);

•
during fiscal year 2021, adopted a clawback policy; and

•
in July 2021, concurred with our Chief Executive Officer’s recommendation to pay annual bonuses at 76% of the target opportunity for each of our Named Executive Officers, other than Messrs. Godfrey and Stevanovic, who received annual bonus payments at 114% and 70% of their target bonus opportunities, respectively.

In making its base salary decisions, bonus determinations, and equity award decisions, the Compensation Committee engaged Compensia, Inc. (“Compensia”), an independent national consulting firm providing executive compensation advisory services, to prepare a competitive market analysis.
In granting equity awards, the Compensation Committee took into consideration its desire to: (i) maintain a market-competitive target total direct compensation opportunity for each Named Executive Officer, (ii) retain our key senior officers, (iii) reward individual performance in the preceding fiscal year, and (iv) provide our Named Executive Officers with an incentive to manage our business as owners. The equity awards subject a significant portion of our Named Executive Officers’ target total direct compensation to fluctuations in the market price of our common stock, thus helping to reinforce the alignment of their interests with our stockholders’ interests.
As shown in the charts below, incentive compensation opportunities consisting of (a) annual bonus opportunities and (b) equity awards (consisting of RSUs and PSUs) comprised 84% of the target total direct compensation opportunity for our Chief Executive Officer and an average of 80% of the target total direct compensation opportunities for our other Named Executive Officers. These incentive compensation components of our executive compensation program are “at risk” because they are variable forms of compensation whose values are dependent on our Company’s performance and the successful execution of our strategic objectives.
CEO Target Compensation	Other NEOs Target Compensation

Pay for Performance
For fiscal year 2021, the Company’s focus was on increasing revenue and adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). The Compensation Committee also uses revenue and Adjusted EBITDA as the basis of the two performance measures for the PSUs that are issued to employees generally.
Adjusted EBITDA is also impacted indirectly by our use of media margin dollars as a performance measure for annual bonuses. Media margin dollars are the Company’s revenues less the applicable media costs of those revenues. Using media margin dollars as a performance measure gives our executive officers and officers the flexibility to grow Adjusted EBITDA by (i) increasing revenues at a constant media margin percentage, (ii) increasing media margin percentage, or (iii) increasing revenues at a faster rate than the concurrent increase in media costs.

The annual bonus opportunities for the fiscal year 2021 Named Executive Officers (other than Messrs. Godfrey and Stevanovic) were based on media margin dollar targets for the Company overall. For Mr. Godfrey, his annual bonus opportunity was tied to the media margin dollar targets in the Home Services vertical he manages and for Mr. Stevanovic, his annual bonus opportunity was tied to the media margin dollar targets within the Auto, Life and Health Insurance sub-verticals he manages. Our Named Executive Officers received bonus payouts of 70% to 114% of their target bonus opportunities, as further explained under “Performance-Based Annual Cash Bonuses” below.
With respect to determining the achievement of the performance conditions of our fiscal year 2021 PSUs (awarded in July 2020 to many employees, including our senior officers), our fiscal year 2021 financial results were sufficient to result in the PSUs being achieved at 100%, as further explained under “Performance-Vesting RSU Awards” below.
2020 Stockholder Advisory Vote on Named Executive Officer Compensation
We conducted our annual stockholder advisory vote on named executive officer compensation (the “Say-on-Pay” vote) at our 2020 annual meeting of stockholders on October 29, 2020. We believe that it is important for our stockholders to have an opportunity to have an advisory vote on executive compensation on an annual basis to express their views regarding our executive compensation philosophy, our compensation program, policies, and practices, and the Compensation Committee’s decisions regarding executive compensation, all as disclosed in our proxy statements. The Board of Directors and the Compensation Committee value the opinions of our stockholders and, to the extent that there is any significant vote against the compensation of our Named Executive Officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Our Compensation Committee is willing to meet with the Company’s stockholders to discuss executive compensation matters.
At the 2020 annual meeting of stockholders, more than 99% of the votes cast on the Say-on-Pay proposal were voted in favor of our named executive officers’ compensation. The Compensation Committee reviewed the final vote results and, determined that there were no significant stockholder concerns that would require us to make any significant changes to our executive compensation program at this time. Our Chief Executive Officer, Chief Financial Officer and Compensation Committee Chairperson will continue to be willing to meet with the Company’s stockholders to discuss and consider any concerns relating to executive compensation and other matters.
We have determined that our stockholders should have the opportunity to cast an advisory vote on executive compensation each year, consistent with the preference expressed by our stockholders at the 2017 annual meeting of stockholders. We expect to hold our next advisory vote on the frequency of stockholder advisory votes on executive compensation at our 2023 annual meeting of stockholders.
Compensation Governance
We maintain the following corporate governance policies and executive compensation practices that support our pay-for-performance philosophy and serve to manage our compensation risks:
✓
the Compensation Committee is comprised solely of independent directors including our lead director;

✓
the Compensation Committee has engaged its own compensation consultant to assist it with its review of executive compensation;

✓
none of our senior officers has an employment agreement;

✓
we provide “double trigger” change in control severance payments and benefits for certain senior officers (discussed in greater detail below) rather than “single trigger” change in control severance payments and benefits;

✓
we have a clawback policy that creates retroactive adjustments to any cash bonus or equity-based incentive compensation paid to our senior officers and other employees (discussed in greater details below);

✓
there are no special executive perquisite programs, and our officers participate in the same health and welfare benefit plans as all other employees;

✓
there are no tax reimbursements for our senior officers for excess parachute payments, perquisites, or personal benefits;

✓
the Compensation Committee grants equity awards primarily at regularly scheduled quarterly Committee meetings set at the beginning of each fiscal year;

✓
our insider trading policy provides that our directors and officers may not hold in margin accounts or pledge the Company’s shares;

✓
our insider trading policy provides that our directors and officers may not engage in short sales of the Company’s shares, in derivative transactions in the Company’s shares (e.g., publicly traded options contracts, such as puts or calls), or in other transactions that are designed to or have the effect of hedging or offsetting any change in the market value of the Company’s stock; and

✓
we have stock ownership guidelines that require stock ownership at a level that is six times the annual base salary for our Chief Executive Officer and three times the annual cash retainer for our non-employee directors.

Section 2 — Compensation Philosophy, Objectives, and Design
Philosophy
We recognize that our success is in large part dependent on our ability to attract and retain talented employees. We endeavor to create and maintain a compensation program that rewards performance, teamwork, commitment, and rapid progress to effectively align the interests of our senior officers and stockholders. The Compensation Committee and management are committed to a pay-for-performance philosophy in designing our compensation policies, practices, and plans.
Objectives
The principles and objectives of our compensation and benefits programs for our employees generally, and for our Named Executive Officers specifically, are to:
•
closely align compensation with our business and financial objectives and the long-term interests of our stockholders;

•
motivate and reward individuals whose skills and performance promote our continued success;

•
attract, motivate, and retain highly-talented, experienced individuals who are incentivized to achieve our strategic objectives; and

•
offer total compensation that is competitive, reasonable, and fair.

Design and Pay Mix
The compensation of our senior officers consists of the following primary components:
•
base salary;

•
performance-based annual cash bonuses;

•
long-term incentive compensation in the form of equity awards (RSUs and PSUs);

•
employee health and welfare benefits; and

•
change in control payments and benefits.

Each compensation component has a role in meeting the objectives described above. While we believe we offer competitive base salaries and performance-based annual cash bonus opportunities, we also believe that long-term incentive compensation in the form of equity awards is a critical compensation component for

Internet and other growth-oriented technology companies. We believe that equity awards provide long-term incentives that align the interests of our employees and officers with the long-term interests of our stockholders. We carefully track equity compensation practices of competitors and other comparable companies to ensure that our policies and practices are competitive and generally consistent with peer group dilution rates.
We strive to achieve an appropriate mix between cash and equity compensation to meet our objectives. We do not apply any formal or informal policies or guidelines for allocating compensation between current and long-term compensation, between cash and equity compensation, or among different forms of equity compensation. As a result, the allocation between cash and equity varies among officers. The mix of compensation components is designed to reward short-term results and motivate long-term performance through a combination of cash and equity awards. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our officers to deliver superior performance and retain them to continue their careers with us on a cost-effective basis.
Section 3 — Compensation-Setting Process
Role of the Compensation Committee
The Compensation Committee of the Board of Directors is responsible for administering and overseeing the executive compensation program for our senior officers, including our Named Executive Officers, and reports to the full Board of Directors on its discussions, decisions, and other actions.
Our management and the Compensation Committee conduct an annual review of senior management compensation for purposes of setting executive compensation for the upcoming fiscal year. For fiscal year 2021, this review occurred at two meetings in June 2020 and July 2020. At that time, management and the Compensation Committee reviewed the information on market-based executive compensation provided by Compensia, considering the compensation we offer, to ensure that the executive compensation program established for fiscal year 2021 was competitive, reasonable, and fair.
The Compensation Committee reviews the performance of our senior officers on an annual basis. Based on this review and the factors described below, the Committee, after considering the recommendations of our compensation consultant and our CEO, sets the senior officer’s compensation package, including base salary, annual bonus opportunity, and the size and structure of equity awards for the upcoming fiscal year.
The Compensation Committee also conducts an annual review of all compensation components at the end of each fiscal year to ensure consistency with our compensation philosophy. The Compensation Committee is authorized to retain the services of third-party executive compensation specialists and other advisors from time to time, as the Compensation Committee sees fit, in connection with the establishment of cash and equity compensation and related policies.
Role of our Chief Executive Officer
Our Chief Executive Officer makes recommendations to the Compensation Committee for the compensation of our senior officers other than himself, attends Compensation Committee meetings (except for sessions discussing and setting his compensation), and is involved in the determination of compensation for our senior officers. Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding base salaries, annual bonus opportunities, and long-term incentive compensation for our senior officers (other than himself). Our Chief Executive Officer bases his recommendations on the Company’s financial and operational results, the individual’s contribution toward these results, individual and Company-wide performance toward goal achievement, an analysis of competitive market data prepared by the Compensation Committee’s compensation consultant and input from the Compensation Committee’s compensation consultant. Our Chief Executive Officer does not make any recommendation as to his own compensation.
The Compensation Committee reviews our Chief Executive Officer’s recommendations, the analysis of competitive market data, and other relevant information and determines the senior officer’s total compensation, as well as each of their individual compensation components. The Compensation Committee’s decisions regarding executive compensation are based on its subjective evaluation of the performance of the Company and each senior officer, the judgment and experience of each of its members in determining compensation, the input of our Chief Executive Officer and its compensation consultant, a review of competitive market data as described below, and other factors, such as prevailing industry trends, also as described below.
Role of Compensation Consultant
Since November 2009, the Compensation Committee has engaged Compensia as its compensation consultant to help evaluate our compensation philosophy and provide guidance in administering our executive compensation program. Compensia reports directly to the Compensation Committee and does not provide any services to the Company other than the services provided to the Compensation Committee. Based on its review of the applicable SEC rules and NASDAQ listing standards, the Compensation Committee believes that the work performed by Compensia for the Compensation Committee does not give rise to any conflicts of interest. Since fiscal year 2010, Compensia has also assisted the Compensation Committee in developing the compensation peer group described below and in providing competitive market data based on the compensation practices of the peer group and from general industry surveys, as appropriate.
Competitive Market Data
We believe it is important when making compensation-related decisions to be informed as to current practices of similarly-situated companies. Consequently, the Compensation Committee selects a group of companies that are broadly similar to the Company in terms of industry and financial comparability as a reference point for evaluating the market practices of our “peers” in formulating compensation recommendations and to assist the Compensation Committee in its consideration of executive compensation.
For fiscal year 2021, our compensation peer group (the “Peer Group”) consisted of the following companies:
2U	MicroStrategy
Alarm.com Holdings	NIC
Benefitfocus	Perficient
Blucora	Pluralsight
Bottomline Technologies	Progress Software
Cars.com	QAD
Cloudera	Quotient Technology
Eventbrite	SecureWorks
Glu Mobile	Shutterstock
LivePerson	TrueCar
Each of the companies in the Peer Group met the following criteria: (1) were operating in the Internet services and infrastructure industry, in the interactive media and services industry or in the Internet and direct marketing retail industry (formerly classified as Internet software and services industry), (2) had annual revenues between $240 million to $965 million (or approximately 0.5x to 2.0x that of the Company’s revenue), and (3) had a market capitalization between $135 million to $2.1 billion (or approximately 0.25x to 4.0x that of the Company’s market capitalization). In addition, all are headquartered in the United States.
The Compensation Committee supplements the data derived from the Peer Group with broader compensation data provided by market surveys. Compensia also provided compensation data from Compensia’s proprietary database for positions comparable to those of our senior officers at technology companies with revenues between $200.0 million and $600.0 million to the extent the Peer Group data was not sufficient.

While the Compensation Committee does not “benchmark” pay levels against the Peer Group due to the unique aspects of our business, it believes that evaluating competitive market data is useful to understand market practice and to provide a general context for its decisions. The Compensation Committee exercises its discretion in determining the nature and extent of the use of this market data, which varies by role and individual.
Section 4 — Compensation Components
The compensation we offer to each of our senior officers, including our Named Executive Officers, consists of the following principal components: (a) base salaries; (b) performance-based cash bonuses; and (c) long-term incentive compensation in the form of equity awards.
(a)
Base Salaries

The initial base salaries of our senior officers, including our Named Executive Officers, are established through arm’s-length negotiation at the time of hire, considering each individual’s qualifications, experience and prior salary history, location, and prevailing market practices for similar roles among the companies in the Peer Group and from the survey data of similarly sized companies in the technology industry. Thereafter, the base salaries of our senior officers are reviewed annually by the Compensation Committee, with significant input from our Chief Executive Officer (except with respect to his own base salary) and the Compensation Committee’s compensation consultant to determine whether any adjustment is warranted. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility.
In determining a base salary adjustment, the Compensation Committee considers several factors, including the Company’s overall performance, the individual’s relative job scope and impact in the Company, individual performance history, prior and anticipated future contributions to the Company, anticipated increase in responsibilities, length of time each individual has been employed with the Company, retention incentives, prior experience, and an analysis of competitive market data (including the base salary practices of the Peer Group and the survey data). The Compensation Committee may also consider the individual’s current base salary, equity ownership, and internal gender pay parity (i.e., the amounts paid to the female officer’s male peers inside the Company for comparable positions and responsibilities). The Compensation Committee also draws upon the experiences of its members with other companies.
In June 2020, the Compensation Committee reviewed the base salaries of our senior officers, including our Named Executive Officers, for fiscal year 2021 (other than Mr. Godfrey who joined the Company in fiscal year 2021 as part of the Company’s acquisition of Modernize, Inc. on July 1, 2020). The Compensation Committee reviewed salary data derived from the Peer Group and summary cash compensation data from Compensia’s proprietary database for positions comparable to those of the executive officers and officers at technology companies with revenues between $200.0 million and $600.0 million. The Company generally seeks to pay its executive officers and officers competitively between approximately the 25th and 75th percentile of its peer group but does not target a specific benchmarking level. The Compensation Committee and our Chief Executive Officer consider the competitive market data and take into consideration the factors noted in the paragraph immediately above.
After reviewing input from Compensia and taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own base salary), the Compensation Committee determined in July 2020 that, because fiscal year 2020 financial objectives had not been fully achieved (due to Adverse Business Impacts of the Pandemic), the base salaries of the Named Executive Officers would not be increased. The resulting base salary information for each of our Named Executive Officers for fiscal year 2021 is shown below.
Named Executive Officer	Fiscal Year 2020 Annual Base Salary ($)	Fiscal Year 2021 Annual Base Salary ($)	Percent Change (%)
Doug Valenti	540,750	540,750	0
Greg Wong	385,000	385,000	0
Nina Bhanap	404,790	404,790	0
Alan Godfrey	N/A(1)	300,000	N/A
Andreja Stevanovic	324,450	324,450	0

(1)
Mr. Godfrey was not employed by the Company in fiscal year 2020; he joined the Company in fiscal year 2021 as part of the Company’s acquisition of Modernize, Inc.

(b)
Performance-Based Annual Cash Bonuses

We use performance-based annual cash bonuses to motivate our senior officers, including our Named Executive Officers, to achieve our annual financial and operational goals while making rapid and sustainable progress toward our longer-term objectives. These bonuses are designed to reward both Company and individual performance.
The Compensation Committee believes the following factors continue to be important in assessing performance bonus achievement:
•
the assessed sustainability of revenue;

•
whether the Company maintained or improved media margin targets or delivered margin dollars;

•
progress on initiatives to address challenges;

•
whether growth was achieved organically or via acquisitions;

•
the development of future growth potential and diversification of our revenue streams; and

•
the individual contributions of the senior officer.

The Compensation Committee can exercise its discretion and reduce the amount of any actual award below the amount calculated with reference to the Company’s annual operating plan.
Annual Bonus Opportunities
For fiscal year 2021, each Named Executive Officer’s annual bonus opportunity was expressed as a total dollar amount, with individual opportunities ranging from 50% to 85% of base salary. Annual bonus opportunities were established in July 2020 by the Compensation Committee, based in part upon Compensia’s analysis and recommendations. The fiscal year 2021 annual bonus opportunity for each of our Named Executive Officers is set out in the table below entitled “Fiscal Year 2021 Bonus Decisions.”
Annual Bonus Performance Measures
For fiscal year 2021, the annual bonus performance measures were based on growth in media margin dollar targets set forth in our annual operating plan. As in prior years, the performance measures were designed to be aggressive. This is demonstrated by the fact that our senior officers did not receive bonus payouts in three of the five previous fiscal years (fiscal years 2020, 2019 and 2017).
For all our senior officers, their fiscal year 2021 annual bonus opportunity was based on achieving the media margin dollar targets applicable to them. All Named Executive Officers had a media margin dollar target based upon aggregate company performance, except Messrs. Godfrey and Stevanovic. Mr. Godfrey’s media margin dollar target was based on the performance of the Home Services vertical he heads and Mr. Stevanovic’s media margin dollar target was based upon the weighted average performance of the Auto, Life and Health Insurance sub-verticals he heads.
Fiscal Year 2021 Bonus Decisions
As summarized above in the “Executive Summary”, to determine actual bonus awards for fiscal year 2021, the Compensation Committee first reviewed the Company’s overall financial results for fiscal year 2021. While the Company made progress towards its fiscal year 2021 financial objectives, the Company did not achieve 100% of its Company-wide media margin dollar target. As a result, our Chief Executive Officer recommended that our Named Executive Officers receive their annual bonus payment in accordance with achievement of their respective performance goals pursuant to our annual operating plan. With respect to Mr. Godfrey, upon joining the Company via acquisition on July 1, 2020, his bonus was based upon his incentive sales commission plans, which for him in fiscal year 2021 was based on performance goals for the Home Services vertical pursuant to our annual operating plan.

In considering our Chief Executive Officer’s recommendation, the Compensation Committee noted that our Chief Executive Officer’s recommendation aligned with the Company’s pay-for-performance philosophy. Accordingly, the Compensation Committee approved the recommendation by our Chief Executive Officer as set forth below. The chart below shows, for our Named Executive Officers, their fiscal year 2020 bonus payments, and their fiscal year 2021 annual bonus opportunities and payments:
Named Executive Officer	Fiscal Year 2020 Bonus Payout ($)	Fiscal Year 2021 Target Bonus Opportunity ($)	Fiscal Year 2021 Bonus Payout ($)	Fiscal Year 2021 Bonus Payout as a % of Target (%)
Doug Valenti	0	459,000	348,840	76%
Greg Wong	0	222,500	169,100	76%
Nina Bhanap	0	260,000	197,600	76%
Alan Godfrey	N/A(1)	150,000	171,692	114%
Andreja Stevanovic	0	167,500	117,250	70%

(1)
Mr. Godfrey was not employed by the Company in fiscal year 2020; he joined the Company in fiscal year 2021 as part of the Company’s acquisition of Modernize, Inc.

(c)
Long-Term Incentive Awards

We use long-term incentive awards, in the form of RSUs and PSUs, to attract and retain our senior officers, including our Named Executive Officers, to motivate and reward them for outstanding Company and individual performance and to align their interests with those of our stockholders.
We grant equity awards to our senior officers both at the time of initial hire, and then on an annual basis. Since fiscal year 2013, we have granted annual awards consisting in whole or in part of RSUs. Our practice has been to grant annual awards at the Compensation Committee’s first regularly scheduled meeting after the start of the fiscal year (typically in July). This practice was followed in fiscal year 2021, with awards made in July 2020.
The Compensation Committee also has the discretion, following recommendations made to the Compensation Committee by our Chief Executive Officer, to grant stock options or RSU awards at any time to reflect officer promotions or maintain pay parity. In January 2021, the Compensation Committee, based upon the recommendation of our Chief Executive Officer, made an additional grant to Mr. Stevanovic to recognize his prior and anticipated future contributions and increased responsibilities, including with respect to media operations.
In determining the size of the equity awards to be granted to our senior officers, including our Named Executive Officers, the Compensation Committee takes into account several factors, including our Chief Executive Officer’s recommendation for the other individuals, our short-term and long-term financial and strategic objectives, an individual’s relative job scope, the value of his or her then-current equity incentive award holdings, individual performance history, prior and anticipated future contributions to the Company, the size of prior awards, an analysis of competitive market data (including the equity award practices of the Peer Group), our annual equity budget, and the net aggregate amount of the shares proposed to be awarded to all employees for the fiscal year. After considering these factors, the Compensation Committee determines the size of the equity awards at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.
After reviewing a competitive market analysis prepared by Compensia and taking into consideration the recommendations of our Chief Executive Officer (as to the equity awards for our senior officers other than himself), the Compensation Committee in July 2020 determined the size of the senior officer’s equity awards (RSUs and PSUs) using the factors described above.

The equity awards (RSUs and PSUs) granted to the Named Executive Officers in fiscal year 2021 were as follows:
Named Executive Officer	Number of Shares Subject to Service-Vesting RSU Grant (#)(1)	Grant Date Fair Value of Service-Vesting RSU Grant ($)(2)	Number of Shares Subject to Performance-Vesting RSU Grant (Target) (#)(3)	Grant Date Fair Value of Performance-Vesting RSU Grant (Target) ($)(2)
Doug Valenti	100,000	1,171,000	100,000	1,171,000
Greg Wong	41,000	480,110	41,000	480,110
Nina Bhanap	50,000	585,500	50,000	585,500
Alan Godfrey	100,000	1,171,000	0	0
Andreja Stevanovic	63,000	1,024,530	33,000	386,430

(1)
The amounts reported in this column represent RSUs with four-year service vesting schedules (“four-year RSUs”). The four-year RSUs vest as follows: 25% of the RSU awards vest on the first anniversary of the date of the vesting commencement date, which is on or about the date of grant, and 6.25% of the RSU awards vest on each quarterly anniversary over the remaining 12 quarters thereafter.

(2)
The amounts reported in this column represent the aggregate grant date fair value for RSUs granted in the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for fiscal year 2021, filed with the SEC on August 26, 2021. As noted, the amounts reported reflect the prescribed accounting value and do not reflect the actual economic value that may be realized by the applicable Named Executive Officer.

(3)
Subject to the achievement of pre-established performance conditions for fiscal year 2021, the PSUs will vest as follows: 25% of these awards vest on the first anniversary of the date of the vesting commencement date, which is on or about the date of grant, and 6.25% of these awards vest on each quarterly anniversary over the remaining 12 quarters thereafter. For more information about the performance measures and related target levels for these fiscal year 2021 awards, see “Performance-Vesting RSU Awards” below.

With respect to fiscal year 2021, the Compensation Committee determined that a combination of RSUs and PSUs properly align the incentives between our Named Executive Officers (other than Mr. Godfrey) and our Company in view of the equity awards’ direct tie to our stock price performance. With respect to Mr. Godfrey, his fiscal year 2021 equity award of only RSUs was made in connection with the acquisition of Modernize, Inc. on July 1, 2020.
Service-Vesting RSU Awards
We believe RSUs provide a strong retention component to our equity compensation program while also providing an alignment with stockholders’ interests since the value of the RSU awards is determined by our stock price. We also believe that RSUs can serve as an effective retention tool due to vesting requirements that are based on continued service with the Company. Together with other equity awards, RSUs can help create an ownership culture. Our typical RSUs have a four-year vesting schedule and are designed to encourage long-term employment with the Company while allowing our senior officers to realize increased compensation in line with the value they have created for our stockholders.
Performance-Vesting RSU Awards (PSUs)
We believe that PSUs further align our officers’ and employees’ interests with those of our stockholders. Our officers and employees benefit from these awards only if certain pre-established performance conditions are deemed achieved. In addition, we believe these awards help retain our officers and employees based on the service component of the PSU’s vesting requirements.
As in prior years, the PSUs granted in fiscal year 2021 contained a revenue metric and an Adjusted EBITDA metric. The Company’s performance against these metrics, as assessed by the Compensation

Committee at the end of the fiscal year, determines the number of shares available for vesting under the award. Inclusive of the initial year during which performance is measured and the subsequent three-year service vesting period, vesting occurs over the Company’s standard four-year service vesting period. Accordingly, the PSUs require both performance (assessed at the end of the first fiscal year) and continuous service over an additional three years (to obtain the financial benefit of the first-year performance).
As in prior years, the PSU metrics were established in July, at the beginning of the Company’s fiscal year. For fiscal year 2021, the metrics established in July 2020 were as follows:
•
Revenue Metric.   At a minimum, the Company’s net revenue for fiscal year 2021 would need to be greater than the Company’s net revenue for fiscal year 2020. If this minimum was achieved, the number of PSUs deemed earned would be determined on a pro rata basis ranging from the minimum net revenue up to a maximum net revenue of $528.9 million.

•
Adjusted EBITDA Metric.   The number of PSUs deemed earned pursuant to the revenue metric is subject to downward adjustment based upon an Adjusted EBITDA metric. For fiscal year 2021, if the minimum revenue metric was met and the Company’s Adjusted EBITDA, as a percentage of net revenue (“Adjusted EBITDA Percentage”), equaled or exceeded 8%, then all the shares underlying the PSUs deemed earned pursuant to the revenue metric would be issuable (subject to standard continuous service vesting). If the Adjusted EBITDA Percentage was less than 5%, then no PSUs would be deemed earned, notwithstanding the achievement of the revenue metric. If the Adjusted EBITDA Percentage was between 8% and 5%, then the number of PSUs deemed earned would be adjusted downward on a pro-rata basis.

On July 26, 2021, the Compensation Committee determined that the PSU metrics were achieved with respect to the PSU awards granted in fiscal year 2021. Consequently, 100% of the shares of our common stock subject to the PSU awards granted to our employees, including our senior officers, in fiscal year 2021 were earned and will continue to vest over the remainder of the four-year vesting schedule for each award.
Section 5 — Other Compensation Information and Policies
Welfare and Other Employee Benefits
We maintain a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Currently, we do not match any contributions made to the plan by our employees, including our senior officers. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
Our senior officers are entitled to participate in the same employee benefit plans, and on the same terms and conditions, as our other full-time, salaried employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
We believe these benefits are generally consistent with those of companies with which we compete for executive talent.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we currently do not provide perquisites to our senior officers.
In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an officer in the performance of his or her duties, to make our officers more efficient and effective, or for recruitment, motivation, or retention purposes. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Arrangements
We do not have any employment agreements with any of our officers.
Post-Employment Compensation
The Company has entered into change in control severance agreements with each of our Named Executive Officers to provide “double-trigger” change in control severance payments and benefits, including full (100%) acceleration of outstanding and unvested equity awards upon a qualifying termination of employment during a specified period relating to a change in control. These agreements were approved as a result of the Compensation Committee’s ongoing review of competitive market practices for compensatory matters and based on an analysis performed by the Compensation Committee’s compensation consultant. For a summary of the material terms and conditions of these post-employment compensation arrangements, see “Potential Payments Upon Termination or Change in Control” below.
Stock Ownership Guidelines
The Board believes that significant stock ownership by the Chief Executive Officer and non-employee directors further align their interests with the long-term interests of our stockholders. The stock ownership guidelines adopted by the Compensation Committee on August 29, 2018 and amended on August 20, 2021, require stock ownership that is six times the annual base salary for our Chief Executive Officer and three times the annual cash retainer for our non-employee directors (excluding additional retainers for committee chairs or members and as a lead director) (“Ownership Guidelines”). These Ownership Guidelines are to be attained within five years, for the Chief Executive Officer, or three years, for a non-employee director, of the later of: (a) the effective date of the Ownership Guidelines, or (b) the date of hire or appointment, as the case may be (collectively, the “Attainment Period”). In the event a participant is subject to a greater ownership amount due to an increase in base salary or annual cash retainer, the Ownership Guidelines are to be attained upon the later of: (m) the Attainment Period, or (n) two years from the effective date of the salary or retainer change. In the event the stock ownership requirement of the Ownership Guidelines is amended, the amended ownership guidelines are to be attained upon the later of: (x) the Attainment Period, or (y) three years from the effective date of such amendment.
The following equity holdings qualify towards satisfaction of the Ownership Guidelines: (i) shares owned outright by the participant or his or her immediate family members; (ii) shares held indirectly by trusts, family partnerships and other types of entities formed for the benefit of the participant or his or her immediate family members; and (iii) shares held by investment funds, trusts, partnerships, or other similar entities over which the participant has the ability to influence or direct investment decisions. The following equity holdings do not qualify towards satisfaction of the Ownership Guidelines: (a) shares that are pledged; (b) unvested/unearned PSUs; (c) unvested RSUs; and (d) unexercised stock options and unvested stock options.
If the ownership requirements are not achieved at the end of the applicable Attainment Period, the Ownership Guidelines require the participants to retain 50% of the shares granted to them by the Company (net of applicable taxes and shares subject to an Exchange Act Rule 10b5-1 plan) until the Ownership Guidelines are achieved. Under certain limited circumstances, such as hardship on the participant, the Ownership Guidelines may be waived by the Compensation Committee at its discretion.
Our Chief Executive Officer has satisfied his stock ownership requirement and each non-employee director has satisfied or is on track to satisfy the stock ownership requirement within the applicable time frame.
Clawback Policy
We have a compensation recovery (“clawback”) policy. Our clawback policy would impose retroactive adjustments to any cash bonus or equity-based incentive compensation paid to our senior officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. The policy will apply regardless of whether the SEC adopts final rules implementing the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and will be amended to meet any such requirements if implemented. The policy covers all employees, including senior officers, and applies to equity awards and other incentive compensation awarded to such employees. The Compensation Committee has discretion to recover and recoup incentive compensation in several instances including a material restatement of the Company’s financials, materially inaccurate financial statements or performance metrics, and misconduct resulting in significant financial harm.
Derivatives Trading, Hedging, and Pledging Policies
We have a policy that prohibits our employees, members of our Board of Directors, contractors, and consultants, as well as family members of such persons, from engaging in short sales, hedging transactions (such as put or call options), or other inherently speculative transactions with respect to our equity securities or from holding our equity securities in margin accounts or pledging our equity securities as collateral for a loan.
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation in excess of $1.0 million in any taxable year for certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”) in December 2017, Section 162(m) provided an exemption from that limitation for certain qualified “performance-based compensation.” Among other changes to Section 162(m), however, the TCJA repealed this exemption for qualified performance-based compensation, effective for taxable years beginning after December 31, 2017, subject to limited transition relief that applies to certain arrangements in place as of November 2, 2017.
While the Compensation Committee is mindful of the benefit to the Company of the full tax deductibility of compensation, it continues to reserve the right to exercise its judgment to award compensation that may not be deductible because of the application of the Section 162(m) deduction limit when it believes that such compensation is in the Company’s best interests.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) for our stock-based compensation awards. ASC 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, based on the “fair value” of these awards. This calculation is performed for financial statement reporting purposes and reported in the compensation tables below, even though the employees may never realize any value from their awards. ASC 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee or director is required to render service in exchange for the award.
Compensation-Related Risk
From time to time, the Compensation Committee reviews the potential risks associated with the structure and design of our various compensation plans. For fiscal year 2021, the Compensation Committee requested that Compensia, its compensation consultant, assisted by our management, undertake a comprehensive review of the material compensation plans and programs for all employees and, based upon this review, determined that none of our compensation policies and practices is reasonably likely to have a material adverse effect on the Company. Overall, the Compensation Committee believes that our various compensation programs generally contain a balance of fixed and variable features, as well as complementary metrics and reasonable goals, all of which operate to mitigate risk and reduce the likelihood of employees engaging in excessive risk-taking behavior with respect to the compensation-related aspects of their jobs. In addition, the material plans and programs operate within the Company’s governance and review structure that serves and supports risk mitigation.

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other QuinStreet filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.
The Compensation Committee of the Board of Directors has furnished the following report.
The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of the proxy statement, as prepared by the management of QuinStreet, with the management of QuinStreet, and, based on this review and discussion, recommended to the Board of Directors of QuinStreet that such “Compensation Discussion and Analysis” be included in QuinStreet’s proxy statement for the 2021 annual meeting of stockholders for filing with the SEC.
Members of the Compensation Committee of the Board of Directors of QuinStreet, Inc. Robin Josephs (Chair) David Pauldine James Simons

Fiscal Year 2021 Summary Compensation Table
The following table sets forth information regarding the compensation for the last three completed fiscal years, paid to, or earned by, our Chief Executive Officer, our Chief Financial Officer, and our other three most highly-compensated officers. We collectively refer to such individuals as our “Named Executive Officers” for fiscal year 2021.
Name and Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total Compensation ($)
Doug Valenti	2021	540,750	0	2,342,000(3)	348,840	3,231,590
Chairman and Chief Executive Officer	2020	540,750	0	3,250,000(3)	0	3,790,750
	2019	540,750	0	2,852,000(3)	0	3,392,750
Greg Wong	2021	385,000	0	960,220(3)	169,100	1,514,320
Chief Financial Officer	2020	385,000	0	1,300,000(3)	0	1,685,000
	2019	385,000	0	1,140,800(3)	0	1,525,800
Nina Bhanap	2021	404,790	0	1,171,000(3)	197,600	1,773,390
Chief Technology Officer and President, Product and Technology	2020	404,790	0	1,624,350(3)	0	2,029,140
	2019	404,790	0	1,140,800(3)	0	1,545,590
Alan Godfrey	2021	300,000	21,692(4)	1,171,000(5)	150,000	1,642,692
Senior Vice President
Andreja Stevanovic	2021	324,450	0	1,410,960(3)	117,250	1,852,660
Executive Vice President	2020	324,450	0	975,000(3)	0	1,299,450
	2019	324,450	0	855,600(3)	0	1,180,050

(1)
The amounts reported in this column generally represent the aggregate grant date fair value for RSUs and PSUs awards granted in the applicable fiscal year, computed in accordance with ASC 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for fiscal year 2021, filed with the SEC on August 26, 2021. For PSUs granted in fiscal year 2021, our accountants have determined that the grant date did not occur until certification of performance for these awards. As required by SEC guidance, the amounts included in this column represent the fair value of the awards at the service inception date determined under FASB ASC Topic 718, based upon the then-probable outcome of the performance conditions. The value of the fiscal year 2021 PSU awards as of the service inception date assuming the highest levels of performance would be achieved was $1,171,000 for Mr. Valenti, $480,110 for Mr. Wong, $585,500 for Ms. Bhanap and $386,430 for Mr. Stevanovic.

(2)
The amounts reported in this column are performance-based cash bonuses in respect of performance for fiscal years 2019, 2020, and 2021. See the discussion in the “Compensation Discussion and Analysis” above.

(3)
Represents the combined value of RSUs and PSUs.

(4)
This amount represents the portion of Mr. Godfrey’s performance-based cash bonus in respect of fiscal year 2021 that was a discretionary payment in recognition of outstanding performance, as further described in the “Compensation Discussion and Analysis” above.

(5)
Represents only RSUs. Mr. Godfrey was not granted PSUs in fiscal year 2021.

Fiscal Year 2021 Grant of Plan-Based Awards Table
The following table provides information regarding all grants of plan-based awards that were made to or earned by the Named Executive Officers during fiscal year 2021. Disclosure on a separate line item is provided for each award granted to a Named Executive Officer.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Threshold ($)(1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Target ($)(2)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards: Maximum ($)(3)	Estimated Future Payouts Under Equity Incentive Plan Awards: Target (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(4)
Doug Valenti	—	0	459,000	918,000	0	0	0	0	0
	July 29, 2020	0	0	0	0	100,000	0	0	1,171,000
	July 29, 2020	0	0	0	100,000(5)	0	0	0	1,171,000
Greg Wong	—	0	222,500	445,000	0	0	0	0	0
	July 29, 2020	0	0	0	0	41,000	0	0	480,110
	July 29, 2020	0	0	0	41,000(5)	0	0	0	480,110
Nina Bhanap	—	0	260,000	520,000	0	0	0	0	0
	July 29, 2020	0	0	0	0	50,000	0	0	585,500
	July 29, 2020	0	0	0	50,000(5)	0	0	0	585,500
Alan Godfrey	—	0	150,000	300,000	0	0	0	0	0
	July 29, 2020	0	0	0	0	100,000	0	0	1,171,000
Andreja Stevanovic	—	0	167,500	335,000	0	0	0	0	0
	January 27, 2021	0	0	0	0	30,000	0	0	638,100
	July 29, 2020	0	0	0	0	33,000	0	0	386,430
	July 29, 2020	0	0	0	33,000(5)	0	0	0	386,430

(1)
This column shows the threshold bonus payout corresponding with 0% achievement of each executive officer’s and officer’s performance targets for fiscal year 2021.

(2)
This column shows the target bonus payout corresponding with 100% achievement of each executive officer’s and officer’s performance targets for fiscal year 2021. The bonus plans provided for possible target bonus payouts ranging from 50% to 85% of the annual base salaries of our Named Executive Officers. Payout of the bonuses was dependent on achievement against our media margin dollar target and the individual’s achievement against that plan and against other strategic objectives, as further described in the “Compensation Discussion and Analysis” above. The actual bonus payments for fiscal year 2021 are set forth in the “Non-Equity Incentive Plan Compensation” column and, for Mr. Godfrey, a portion is set forth in the “Bonus” column of the “Summary Compensation Table” above.

(3)
This column shows the maximum bonus payout corresponding with 200% achievement of each executive officer’s and officer’s performance targets for fiscal year 2021.

(4)
The amounts shown reflect the fair value of each equity award on the grant or modification date as determined under the principles used to calculate the value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to calculate the value of the equity awards, please see footnote (1) to the “Summary Compensation Table” above.

(5)
Represents PSUs that vest as to 100% of covered shares subject to the achievement of pre-established performance conditions for fiscal year 2021. As of the end of the performance period, the Compensation Committee determined that the performance conditions for these outstanding PSUs were satisfied. Accordingly, 100% of the shares of our common stock subject to these PSUs will vest as follows: 25%

of these awards vest on the first anniversary of the date of the vesting commencement date, which is on or about the date of grant, and 6.25% of these awards vest on each quarterly anniversary over the remaining 12 quarters thereafter. For more information about the performance measures and related target levels for these new awards, see the discussion in the “Compensation Discussion and Analysis” above.

Fiscal Year 2021 Outstanding Equity Awards at Fiscal Year-End Table
The following table presents information regarding outstanding equity awards held by the Named Executive Officers as of June 30, 2021.
Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Doug Valenti	July 29, 2020	0	0	0	—	100,000	1,858,000
	July 29, 2020	0	0	0	—	100,000(4)	1,858,000
	July 25, 2019	0	0	0	—	56,250	1,045,125
	July 25, 2019	0	0	0	—	49,500(5)	919,710
	July 26, 2018	0	0	0	—	31,250	580,625
	July 26, 2018	0	0	0	—	31,250(6)	580,625
	July 27, 2017	2,083	2,084	4.01	July 26, 2024	0	0
	July 27, 2017	0	0	0	—	6,250	116,125
	July 29, 2016	3,776	0	3.63	July 28, 2023	0	0
Greg Wong	July 29, 2020	0	0	0	—	41,000	761,780
	July 29, 2020	0	0	0	—	41,000(4)	761,780
	July 25, 2019	0	0	0	—	22,500	418,050
	July 25, 2019	0	0	0	—	19,800(5)	367,884
	July 26, 2018	0	0	0	—	12,500	232,250
	July 26, 2018	0	0	0	—	12,500(6)	232,250
	July 27, 2017	39,166	834	4.01	July 26, 2024	0	0
	July 27, 2017	0	0	0	—	2,500	46,450
	July 29, 2016	100,000	0	3.63	July 28, 2023	0	0
Nina Bhanap	July 29, 2020	0	0	0	—	50,000	929,000
	July 29, 2020	0	0	0	—	50,000(4)	929,000
	January 29, 2020	0	0	0	—	6,875	127,738
	October 31, 2019	0	0	0	—	4,688	87,103
	October 31, 2019	0	0	0	—	4,126(5)	76,667
	July 25, 2019	0	0	0	—	22,500	418,050
	July 25, 2019	0	0	0	—	19,800(5)	367,884
	July 26, 2018	0	0	0	—	12,500	232,250
	July 26, 2018	0	0	0	—	12,500(6)	232,250
	July 27, 2017	833	834	4.01	July 26, 2024	0	0
	July 27, 2017	0	0	0	—	2,500	46,450
Alan Godfrey	July 29, 2020	0	0	0	—	100,000	1,858,000
Andreja Stevanovic	January 27, 2021	0	0	0	—	30,000	557,400
	July 29, 2020	0	0	0	—	33,000	613,140
	July 29, 2020	0	0	0	—	33,000(4)	613,140
	July 25, 2019	0	0	0	—	16,875	313,538

Name	Option Awards					Stock Awards
	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
	July 25, 2019	0	0	0	—	14,850(5)	275,913
	July 26, 2018	0	0	0	—	9,375	174,188
	July 26, 2018	0	0	0	—	9,375(6)	174,188
	January 25, 2018	2,083	7,292	9.29	January 24, 2025	0	0
	January 25, 2018	0	0	0	—	9,375	174,188
	July 27, 2017	1,666	834	4.01	July 26, 2024	0	0
	July 27, 2017	0	0	0	—	2,500	46,450

(1)
Each stock option granted to our executive officers and officers vests over a four-year period as follows: 25% of the shares of our common stock underlying the option vest on the first anniversary of the date of the vesting commencement date, which is the date of grant, and the remainder of the shares of our common stock underlying the option vest in equal monthly installments over the remaining 36 months thereafter.

(2)
Except as otherwise noted for PSUs, the RSUs vest over four years as follows: 25% of the RSU awards vest on the first anniversary of the date of the vesting commencement date, which is on or about the date of grant, and 6.25% of the RSU awards vest on each quarterly anniversary over the remaining 12 quarters thereafter. See footnote 4, 5 and 6 to this table below for the fiscal year 2021, fiscal year 2020 and fiscal year 2019 PSUs’ vesting period, respectively.

(3)
The market value of unvested awards is calculated by multiplying the number of unvested awards held by the applicable Named Executive Officer by the closing price of our common stock on June 30, 2021, the last trading day of fiscal year 2021, which was $18.58.

(4)
These PSUs are subject to the achievement of pre-established performance conditions for fiscal year 2021. As of the end of the performance period, the Compensation Committee determined that the performance conditions for these outstanding PSUs were satisfied and 100% of the shares of our common stock subject to these PSUs will vest as follows: 25% of these awards vest on the first anniversary of the date of the vesting commencement date, which is on or about the date of grant, and 6.25% of these awards vests on each quarterly anniversary over the remaining 12 quarters thereafter.

(5)
These PSUs are subject to the achievement of pre-established performance conditions for fiscal year 2020. As of the end of the performance period, the Compensation Committee determined that certain of the performance conditions for these outstanding PSUs were satisfied, in whole or in part, resulting in 88% achievement of the performance conditions. Accordingly, 88% of the shares of our common stock subject to these PSUs were considered achieved and will vest as follows: 25% of these awards vest on the first anniversary of the date of the vesting commencement date, which is on or about the date of grant, and 6.25% of these awards vest on each quarterly anniversary over the remaining 12 quarters thereafter.

(6)
These PSUs are subject to the achievement of pre-established performance conditions for fiscal year 2019. As of the end of the performance period, the Compensation Committee determined that the performance conditions for these outstanding PSUs were satisfied and 100% of the shares of our common stock subject to these PSUs will vest as follows: 25% of these awards vest on the first anniversary of the date of the vesting commencement date, which is on or about the date of grant, and 6.25% of these awards vests on each quarterly anniversary over the remaining 12 quarters thereafter.

Option Exercises and Stock Vested in Fiscal Year 2021 Table
The following table presents information on the option exercises by, or vesting of stock awards held by, the Named Executive Officers during fiscal year 2021.
Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Doug Valenti	39,808	455,531	169,750	2,859,985
Greg Wong	0	0	69,150	1,160,769
Nina Bhanap	20,039	284,995	75,997	1,309,413
Alan Godfrey	0	0	0	0
Andreja Stevanovic	37,500	381,786	66,863	1,143,433

(1)
The value realized on exercise is calculated by multiplying the number of shares for which the stock options were exercised by the excess of the sale price of the common stock acquired upon exercise over the applicable exercise price per share of the stock option.

(2)
The value realized on vesting is calculated by multiplying the number of shares underlying the stock award that vested by the closing price of our common stock, or if such day is the weekend or a holiday, on the immediately preceding trading day.

Pension Benefits
We do not maintain any defined benefit pension plans in which our senior officers participate.
Nonqualified Deferred Compensation
We do not maintain any nonqualified deferred compensation plans for our senior officers.
Potential Payments Upon Termination or Change in Control
“Double Trigger” Severance Benefits
In fiscal year 2017, the Compensation Committee and the Board approved change in control severance agreements for each of our Named Executive Officers to provide “double-trigger” change in control severance benefits, and the Company entered into such agreements (each, a “CIC Agreement”) with each of our Named Executive Officers at the time and entered into a CIC Agreement with Mr. Godfrey when he joined the Company in fiscal year 2021. Each CIC Agreement provides that if, during the period beginning on the date that is three months before a change in control of the Company and ending on the date that is 12 months following a change in control of the Company, (a) the Named Executive Officer terminates his or her employment for Good Reason (as such term is defined in the CIC Agreement), including such actions as a material diminution in title or duties, reduction in pay, or relocation or (b) the Named Executive Officer’s employment is terminated by the Company or an affiliate without Cause (as such term is defined in the CIC Agreement), including for reasons other than a material breach of obligations to the Company, commission of fraud, or felony conviction (a termination of employment under clause (a) or (b), a “Qualifying Termination”), the Named Executive Officer will be eligible to receive the following severance benefits from the Company:
•
a lump sum payment equal to the sum of (A) 100% of the Named Executive Officer’s annual base salary and (B) 100% of the Named Executive Officer’s annual cash bonus opportunity (in each case, as in effect (1) immediately prior to the Named Executive Officer’s termination, (2) on the date of the change in control, or (3) prior to an event resulting in Good Reason, whichever is greatest);

•
a lump sum cash payment equal to 12 times 135% of the amount of monthly COBRA continuation premiums for the Named Executive Officer and his or her eligible dependents as of the termination; and

•
the Named Executive Officer’s then outstanding and unvested Equity Awards (as such term is defined in the CIC Agreement) will become fully vested and if applicable, will become exercisable.

With respect to any Equity Awards that are subject to performance conditions, if a change in control of the Company occurs before the end of a performance period and before the achievement of the performance conditions has been determined, such performance conditions shall be deemed achieved (at the maximum level if applicable) prior to the change in control but shall remain subject to the service-based vesting conditions originally set forth in such Equity Award and will be subject to accelerated vesting upon a Qualifying Termination as described above.
To receive severance benefits under the CIC Agreement, the Named Executive Officer must execute and not revoke a release of claims agreement in favor of the Company. In the event that the severance and other benefits payable to the Named Executive Officer constitutes “parachute payments” under Section 280G of the Internal Revenue Code and would be subject to the applicable excise tax, then the Named Executive Officer’s severance benefits will be either (A) delivered in full or (B) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever produces the better net after-tax position to the Named Executive Officer (taking into account the excise tax and any other applicable taxes).
The term of each CIC Agreement ends on the third anniversary of its effective date and is automatically extended for an additional three-year period unless otherwise provided by the Board or Compensation Committee. If a change in control of the Company occurs during the term of the CIC Agreement, the term will expire no earlier than 12 months beyond the date of such change in control.
The following table sets forth quantitative estimates of payments that would have been received by the Named Executive Officers if there had been a change in control of the Company and either the Named Executive Officer had terminated his or her employment for Good Reason or the Named Executive Officer had been terminated by the Company without Cause effective June 30, 2021.
Named Executive Officer	Base Salary ($)	Target Bonus ($)	Health and Welfare Benefits ($)	Value of Stock Award Acceleration Benefit ($)(1)	Value of Option Award Acceleration Benefit ($)(2)	Total ($)
Doug Valenti	540,750	459,000	30,618	6,958,210	30,364	8,018,942
Greg Wong	385,000	222,500	44,602	2,820,444	12,151	3,484,697
Nina Bhanap	404,790	260,000	27,044	3,446,392	12,151	4,150,377
Alan Godfrey	300,000	150,000	10,451	1,858,000	0	2,318,451
Andreja Stevanovic	324,450	167,500	44,602	2,942,143	79,894	3,558,589

(1)
The aggregate dollar value reported in connection with the acceleration of the outstanding RSUs and PSUs represents the aggregate fair market value of our common stock underlying the accelerated RSUs and PSUs as of June 30, 2021, which was $18.58 per share, multiplied by the number of the accelerated RSUs and PSUs.

(2)
The aggregate dollar value reported in connection with the acceleration of the outstanding option award represents the difference between the exercise price and the aggregate fair market value of our common stock underlying the accelerated option award as of June 30, 2021, which was $18.58 per share, multiplied by the number of the accelerated option shares.

Equity Compensation Plan Information
The following table provides information as of June 30, 2021 with respect to shares of our common stock issuable under our existing equity compensation plans:
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(c)
Equity compensation plans approved by security holders	4,013,927	6.08	16,758,484(2)
Equity compensation plans not approved by security holders	0	0	0
Total	4,013,927	6.08	16,758,484

(1)
The weighted-average exercise price excludes shares issuable upon vesting of outstanding stock awards, which have no exercise price.

(2)
Prior to July 1, 2019, the number of shares available under our 2010 Equity Incentive Plan automatically increased each year, by an amount equal to the lesser of (i) 5% of the total number of shares of our outstanding common stock on June 30th of the preceding fiscal year or (ii) an amount determined by our Board. Similarly, prior to July 1, 2019, subject to our Board providing for a lesser increase for a given fiscal year, the number of shares available under our 2010 Non-Employee Directors’ Stock Award Plan automatically increased each year, by an amount equal to the sum of (i) 200,000 shares, plus (ii) the aggregate number of shares of our common stock subject to stock awards granted pursuant to Section 5 of the 2010 Non-Employee Directors’ Stock Award Plan during the immediately preceding fiscal year. As of July 1, 2019, the number of shares available in each of these Plans became fixed.

Pay Ratio Disclosure
As required by Item 402(u) of Regulation S-K (the “Pay Ratio Rule”), we are providing the following information for our 2021 fiscal year:
•
the median of the annual total compensation of all employees of the Company (excluding our Chief Executive Officer), was $80,783.91; and

•
the annual total compensation of our Chief Executive Officer, as reported in the Summary Compensation Table, was $3,231,590.

The ratio of these two amounts is 40 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
The median employee’s annual total compensation for our fiscal year 2021, as calculated using the same methodology we used for Named Executive Officers in our Summary Compensation Table, was compared to our Chief Executive Officer’s annual total compensation as it appears in our Summary Compensation Table. In calculating the pay ratio between a median employee’s and a chief executive officer’s total compensation, the Pay Ratio Rule allows companies to use various estimates, assumptions, adjustments and statistical sampling. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio we have reported above.
Identifying the Median Employee
We identified the median employee for fiscal year 2021 by considering our employee population as of June 30, 2021, which is within the last three months of our fiscal year 2021. We identified our median employee from our global pool of full-time, part-time, temporary and seasonal employees located in the United States and outside the United States in India, and from this pool, we excluded our Chief Executive Officer (the “Employee Pool”).

In identifying the median employee, we compared the amount of base salary and the actual bonus earned in fiscal year 2021 as reflected in our payroll records. This measure was applied consistently to each employee in our Employee Pool. For employees paid in currencies other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates in effect on June 30, 2021. We annualized the base salaries of employees who were hired during fiscal year 2021. In addition, we did not make any cost of living adjustments in identifying the median employee.
The following chart shows the Company’s pay ratio multiple (“Pay Ratio”) for fiscal year 2021 as well as the Pay Ratios disclosed by various Peer Group companies in the most recent proxy statement filed by each company.
CEO Pay Ratio: QuinStreet vs. Peer Group(1)

(1)
This chart includes the Pay Ratios disclosed in the most recent proxy statements filed by each of the following Peer Group companies: 2U, Alarm.com Holdings, Benefitfocus, Blucora, Bottomline Technologies, Cars.com, Cloudera, Eventbrite, Glu Mobile, LivePerson, MicroStrategy, NIC, Perficient, Pluralsight, Progress Software, QAD, Quotient Technology, Shutterstock, and TrueCar. The revenue figures are based on the most recent annual report filed by each company.

PROPOSAL 2:
APPROVAL OF THE QUINSTREET, INC. 2021 EMPLOYEE STOCK PURCHASE PLAN
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of the QuinStreet, Inc. 2021 Employee Stock Purchase Plan, which proposal is designated as Proposal No. 2.
We are asking our stockholders to approve the QuinStreet, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). On July 26, 2021, the Board unanimously adopted, the ESPP, subject to the approval of our stockholders. The purpose of the ESPP is to assist QuinStreet and its subsidiaries to recruit and retain employees by providing our employees with an opportunity to acquire a proprietary interest in our company through the purchase of our common stock. The ESPP is also intended to encourage employees to align their interests with the interests of QuinStreet and our stockholders.
Summary of the ESPP
The material features of the ESPP are described below. The following description of the ESPP is a summary only and is qualified in its entirety by reference to the complete text of the ESPP. Stockholders are urged to read the actual text of the ESPP in its entirety. The ESPP plan document is attached hereto as Appendix A.
Purpose
We believe that the ESPP plays an important role in providing an incentive for employees to contribute to the Company’s continued success. The purpose of the ESPP is to provide a means by which our employees may be given an opportunity to purchase shares of our common stock, to assist us in retaining the services of our existing employees, to secure and retain the services of new employees and to provide incentives for all participants to increase stockholder value.
The ESPP includes two components — a 423 Component and Non-423 Component (as each such term is defined in the ESPP). The 423 Component is designed to allow eligible U.S. employees to purchase our common stock in a manner that is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code (the “Code”). In addition, purchase rights may be granted under a Non-423 Component which does not by operation of law, qualify for such favorable tax treatment to permit participation by eligible employees who are foreign nationals or employed outside of the U.S. Any Non-423 Component will operate and be administered in the same manner as the 423 Component unless otherwise required under applicable foreign laws.
Administration
Our ESPP will be administered by our Compensation Committee, but our Board can designate authority to another committee from time to time. The Compensation Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to delegate ministerial duties to any of our employees, to designate separate offerings under the ESPP, to designate our subsidiaries and affiliates as participating in the ESPP, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish procedures that it deems necessary or advisable for the administration of the ESPP, such as adopting such procedures, sub-plans and special rules as are necessary or appropriate to permit participation in the ESPP by employees who are foreign nationals or employed outside the U.S. The Compensation Committee’s findings, decisions, and determinations will be final and binding on all participants to the full extent permitted by law.
Stock Subject to the ESPP
Subject to adjustment for certain changes in our capitalization (as described in more detail in “Changes in Capitalization and Effect of Certain Corporate Transactions” below), the maximum number of shares of our common stock that are available for issuance under the ESPP is 2,164,999 shares.

Eligibility
Generally, all of our employees of designated subsidiaries or affiliates are eligible to participate if they are customarily employed by us, or any participating subsidiary or affiliate, for at least 20 hours per week and more than five months in any calendar year. The Compensation Committee will have the discretion, prior to an enrollment date for all options granted on such enrollment date in an offering, to determine that an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the Compensation Committee) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the Compensation Committee), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the Compensation Committee), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act, is or is not eligible to participate in such offering period. Our non-employee directors will not be eligible to participate in the ESPP.
A participant may not be granted rights to purchase shares of our common stock under the Section 423 Component of our ESPP if such participant would, immediately after the grant (i) own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or (ii) hold rights to purchase shares of our common stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year in which such option is outstanding at any time.
As of September 1, 2021, approximately 563 employees would have been eligible to participate in the ESPP.
Offerings
The ESPP is implemented by offerings of rights to purchase our common stock to all eligible employees. The ESPP provides for consecutive offering periods that will typically have a duration of approximately 24 months in length. The offering periods are scheduled to start on the first trading day on or after January 15 and July 15 of each year. The Compensation Committee has the authority to change the duration of each offering period prior to the commencement of the offering period, provided that in no event may an offering period exceed 27 months. The Compensation Committee may establish separate offerings which vary in terms (although not inconsistent with the provisions of the ESPP or the requirements of applicable laws). When an eligible employee elects to join an offering period, he or she is granted a right to purchase shares of our common stock on the exercise date (which is the last trading day of each purchase period) within the offering period. On the exercise date, all contributions collected from the participant are automatically applied to the purchase of our common Stock, subject to certain limitations (which are described further above under “Eligibility”).
Limits on Employee Contributions; Exercise of Purchase Right
Our ESPP permits participants to purchase shares of our common stock through payroll deductions or otherwise of up to 15% of their eligible compensation. A participant will be able to purchase a maximum of 2,500 shares of our common stock during a purchase period.
Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each purchase period. The purchase price of the shares is 85% of the lower of the fair market value of our common stock on the first trading day of each offering period or on the exercise date.
Restrictions on Transfer
A participant is not able to assign, transfer, pledge, or otherwise dispose of rights granted under our ESPP. If the Compensation Committee permits the transfer of rights, it may only be done by will, the laws of descent and distribution or as otherwise provided under our ESPP.
Changes in Capitalization and Effect of Certain Corporate Transactions
In the event of certain changes in our capitalization, the Compensation Committee will appropriately adjust: (i) the class(es) and maximum number of securities subject to the ESPP; (ii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding purchase rights; and (iii) the class(es) and number of securities that are the subject of any purchase limits under each ongoing offering.
In the event of a merger or change in control (as defined in the ESPP), a successor corporation may assume or substitute each outstanding purchase right. If the successor corporation refuses to assume or substitute for the outstanding purchase right, the offering period then in progress will be shortened, and a new exercise date will be set that will be before the date of the proposed merger or change in control. The Compensation Committee will notify each participant that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date unless prior to such date the participant has withdrawn from the offering period. Notwithstanding the foregoing, in the event of a merger or change in control, the Compensation Committee may elect to terminate all outstanding offering periods.
Amendment and Termination
The Compensation Committee may amend, suspend or terminate the ESPP at any time. If an offering period is terminated prior to expiration, all amounts then credited to a participant’s account that has not been used to purchase shares of the Company’s common stock will be returned to the participants as soon as administratively practicable. The ESPP will automatically terminate in 2031 unless the Compensation Committee terminates it sooner.
Registration with the SEC
To the extent necessary, and if our stockholders approve the ESPP, we will file with the SEC a registration statement on Form S-8 to register any shares available for issuance under the ESPP.
Federal Income Tax Information
The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the ESPP. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of a purchase right or the sale or other disposition of Common Stock acquired under the ESPP. The ESPP is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.
The ESPP, and the rights of participant employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of.
Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the relevant offering period (and more than one year from the date the shares are purchased), then the participant generally will recognize ordinary income measured as the lesser of:
(i)
the excess of the fair market value of the common stock at the time of such sale or disposition over the purchase price of such shares, or

(ii)
an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period.

Any additional gain should be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income at the time of such disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.
New Plan Benefits
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision regarding whether and to what extent to participate in the ESPP. Accordingly, the benefits or amounts that will be received by or allocated to our executive officers and other employees under the ESPP, as well as the benefits or amounts which would have been received by or allocated to our executive officers and other employees for fiscal year 2021 if the ESPP had been in effect, are not determinable.
The ESPP requires the affirmative “FOR” vote of a majority of the votes present or represented by proxy. Abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.

PROPOSAL 3:
RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for fiscal year 2022, which proposal is designated as Proposal No. 3.
PwC served as QuinStreet’s independent registered public accounting firm for fiscal years 2021 and 2020. PwC has advised QuinStreet that it has no direct or indirect financial interest in QuinStreet. Representatives of PwC are expected to be present at the 2021 annual meeting of stockholders, with the opportunity to make a statement should they desire to do so and will be available to respond to appropriate questions from stockholders. Our Audit Committee has retained PwC to continue to serve as QuinStreet’s independent registered public accounting firm for fiscal year 2022. See “Audit Committee Report” below.
The following table sets forth fees for professional services rendered by PwC, our independent auditors, for fiscal years 2021 and 2020.
	Fiscal Year 2021 ($)	Fiscal Year 2020 ($)
Audit Fees	2,440,000	2,430,191
Audit-Related Fees	0	900
Tax Fees	279,095	331,539
All Other Fees	1,800	1,800
Total	2,720,895	2,764,430
Audit Fees consist of professional services rendered for the audit of our consolidated financial statements; the review of our interim consolidated financial statements included in quarterly reports; and services provided in connection with comfort letters, consents, and statutory and regulatory filings.
Audit-Related Fees consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include due diligence in connection with our acquisitions, other accounting consultations in connection with transactions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.
Tax Fees consist of professional services rendered for tax advice, planning and compliance (domestic and international). These services include the preparation and review of income tax returns, VAT tax returns, and international returns and assistance regarding: transfer pricing; VAT matters; federal, state and international tax compliance; acquisitions; and international tax planning.
All Other Fees consist of subscription service fees for use of accounting research software.
Other than the fees described above, we were not billed for any other fees for products or services provided by PwC in either of our last two fiscal years.
Management is required to review and obtain the prior approval of the Audit Committee for all non-audit services proposed to be provided by PwC. We review whether the provision of such services by PwC would be compatible with the maintenance of PwC’s independence in the performance of its auditing functions for us.
The Audit Committee annually reviews its policy on audit and non-audit services performed by QuinStreet’s independent registered public accounting firm. Unless a proposed service to be provided by QuinStreet’s independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved fee levels will require additional pre-approval by the Audit Committee.
The annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee must approve any significant changes in terms, conditions, and fees resulting from changes in audit scope, company structure, or other matters. Additional fees in excess of the amount initially approved in connection with the annual audit services require additional pre-approval by the Audit Committee. With respect to certain categories of non-audit services, the Audit Committee has concluded that the provision of such services does not impair QuinStreet’s independent registered public accounting firm’s independence, and the Audit Committee has provided (and the Audit Committee will annually review and provide) general pre-approved categories of services that may be provided by QuinStreet’s independent registered public accounting firm without obtaining pre-approval for each specific non-audit assignment.
The term of any pre-approval is generally 12 months from the date of pre-approval unless the Audit Committee provides for a different period. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In addition, on a periodic basis, QuinStreet’s management reports to the Audit Committee the services provided by QuinStreet’s independent registered public accounting firm pursuant to the Audit Committee’s pre-approval policy.
All audit and non-audit services described above were provided pursuant to pre-approval policies of the Audit Committee.

AUDIT COMMITTEE REPORT
The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other QuinStreet filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference therein.
The Audit Committee of the Board of Directors has furnished the following report.
The charter of the Audit Committee of the Board of Directors of QuinStreet, Inc. (“QuinStreet”) specifies that the purpose of the Audit Committee is to act on behalf of the Board of Directors (the “Board”) of QuinStreet in fulfilling the Board’s oversight responsibilities with respect to:
•
QuinStreet’s corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of QuinStreet’s financial statements;

•
reports and the qualifications, independence and performance of the independent registered public accounting firm or firms engaged as QuinStreet’s independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services and the performance of QuinStreet’s internal audit function, if applicable; and

•
QuinStreet’s legal, regulatory, and ethical compliance programs as established by management and the Board.

In addition, the Audit Committee is charged with providing an avenue of open communication among QuinStreet’s independent registered public accounting firm, financial management, and any internal auditors.
The Audit Committee expects to consider further amendments to its Charter from time to time as rules and standards are revised and/or finalized by various regulatory agencies, including the SEC and the NASDAQ Stock Market, and to address any changes in QuinStreet’s operations, organization, or environment.
The Audit Committee meets with management periodically to consider the adequacy of QuinStreet’s disclosure and internal controls and compliance with applicable laws and Company policies, as well as the quality of its financial reporting, including the application of critical accounting policies.
As part of its oversight activities, the Audit Committee monitors the scope and adequacy of QuinStreet’s internal auditing program, including reviewing staffing levels and steps taken to implement recommended improvements in internal controls. The Audit Committee discusses these matters with QuinStreet’s independent registered public accounting firm and with appropriate Company financial personnel and internal auditors.
The Audit Committee’s meetings include executive sessions with QuinStreet’s independent registered public accounting firm, in each case without the presence of QuinStreet’s management.
The Audit Committee appoints QuinStreet’s independent registered public accounting firm for the purpose of issuing an audit report on QuinStreet’s annual financial statements or performing related work and approves the firm’s compensation.
As part of its oversight of QuinStreet’s financial statements, the Audit Committee reviews and discusses with both management and QuinStreet’s independent registered public accounting firm all annual and quarterly financial statements, including reviewing QuinStreet’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to their issuance.
During fiscal year 2021, the Audit Committee reviewed and discussed QuinStreet’s financial statements with management, including significant accounting and disclosure matters. The Audit Committee reviewed and discussed with management and with its independent registered public accounting firm the audited consolidated financial statements in QuinStreet’s Form 10-K for fiscal year 2021. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee also discussed QuinStreet’s earnings press releases, as well as financial information and earnings guidance, in accordance with the NASDAQ Stock Market corporate governance rules.
The Audit Committee received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from QuinStreet.
The Audit Committee discussed with PwC matters required to be discussed by Auditing Standard No. 1301 “Communications with Audit Committees” issued by the PCAOB.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in QuinStreet’s Annual Report on Form 10-K for fiscal year 2021 for filing with the SEC.
Members of the Audit Committee
of the Board of Directors of QuinStreet, Inc.
Stuart M. Huizinga (Chair)
Anna Fieler
Matthew Glickman

PROPOSAL 4:
APPROVAL OF FISCAL YEAR 2021 COMPENSATION OF
NAMED EXECUTIVE OFFICERS
Recommendation of the Board of Directors
The Board of Directors recommends that you vote “FOR” the approval of fiscal year 2021 compensation of our Named Executive Officers, which proposal is designated as Proposal No. 4.
We are conducting an advisory, non-binding stockholder vote with respect to the compensation paid and awarded to, and earned by, our Named Executive Officers for fiscal year 2021. This proposal, commonly known as a “Say-on-Pay” proposal, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation or any specific Named Executive Officer but rather the overall compensation of all our Named Executive Officers and the compensation philosophy, policies and practices described in this proxy statement.
The Say-on-Pay vote is advisory, and therefore not binding on the Company, our Compensation Committee, or our Board of Directors. The Say-on-Pay vote will, however, provide information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal year 2022 and beyond. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the Named Executive Officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.
We believe that the information we have provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in the “Compensation Discussion and Analysis” above, demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests. Accordingly, we ask our stockholders to vote “FOR” the compensation of our Named Executive Officers for fiscal year 2021, as disclosed under SEC rules, including the “Compensation Discussion and Analysis,” the compensation tables, and related narrative disclosures in this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for the Notice of Internet Availability of Proxy Materials (the “Notice”), and if applicable, the proxy statements and annual reports, with respect to two or more stockholders sharing the same address by delivering a single Notice or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are QuinStreet stockholders will be “householding” our Notice, and if applicable, our proxy materials. A single Notice, and if applicable, a single copy of our proxy materials, may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice (or proxy materials), you may (1) notify your broker, (2) direct your written request to: QuinStreet, Inc., Attention: Investor Relations, 950 Tower Lane, Suite 600, Foster City, California 94404 or (3) contact our Investor Relations department by telephone at (650) 578-7950. Stockholders who currently receive multiple copies of our proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Notice (and if applicable, the proxy materials) to a stockholder at a shared address to which a single copy of the documents was delivered.
ANNUAL REPORT
Our annual report for fiscal year 2021 (including our Form 10-K filed with the SEC, the consolidated financial statements audited by PwC, our independent registered public accounting firm, and their report thereon dated August 26, 2021) will be mailed to all stockholders who have requested a printed copy of our proxy materials, and will also be sent to any stockholder without charge upon written request to: QuinStreet, Inc., Attention: Investor Relations, 950 Tower Lane, Suite 600, Foster City, California 94404. Our annual report on Form 10-K, along with this proxy statement, can also be reviewed by accessing the SEC’s Internet site at http://www.sec.gov or our Internet site at http://investor.quinstreet.com/annual-meeting. This text is not an active link and our Internet site, and the information contained on that site, or connected to that site, are not incorporated into this proxy statement.
OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting of stockholders other than the items referred to above. If no other matter is properly brought before the meeting for action by stockholders, proxies returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

STOCKHOLDER PROPOSALS
Stockholders interested in submitting a proposal for inclusion in the proxy materials for our 2022 annual meeting of stockholders may do so by following the procedures prescribed in Exchange Act Rule 14a-8. To be eligible for inclusion, our Corporate Secretary must receive stockholder proposals no later than May 13, 2022.
Stockholders may wish to have a proposal presented at the annual meeting of stockholders in 2022, but without the Company being required to include that proposal in the Company’s proxy statement relating to that annual meeting of stockholders. Such proposals must be received by the Corporate Secretary between June 27, 2022 and July 27, 2022. However, if our 2022 annual meeting of stockholders is advanced or delayed by more than 30 days from October 25, 2022 (the anniversary date of the prior year’s annual meeting of stockholders), a stockholder’s proposal will be timely if it is delivered no earlier than the 120th day prior to our 2022 annual meeting and no later than the later of the 90th day prior to such annual meeting or the 10th day following the announcement of the date of the meeting. If QuinStreet does not receive notification of the proposal within that time frame it will be considered untimely, and we will not be required to present it at the 2022 annual meeting of stockholders.
By order of the Board of Directors,
/s/ Douglas Valenti
Douglas Valenti
Chief Executive Officer
September 10, 2021
Foster City, California

Appendix A
QUINSTREET, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
1.   Purpose.   The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to have two components: a Code Section 423 Component (“423 Component”) and a non-Code Section 423 Component (“Non-423 Component”). The Company’s intention is to have the 423 Component of the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of an option to purchase Common Stock under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such an option will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.   Definitions.
(a)   “Administrator” means the Committee.
(b)   “Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.
(c)   “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws or regulations of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)   any Exchange Act Person becomes the owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(ii)   acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;
(iii)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iv)   the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;
(v)   there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(vi)   individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.
(f)   “Code” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(g)   “Committee” means the compensation committee of the Board, unless another committee of the Board is appointed in accordance with Section 15 hereof. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.
(h)   “Common Stock” means the common stock of the Company.
(i)   “Company” means QuinStreet, Inc., a Delaware corporation, or any successor thereto.
(j)   “Compensation” includes an Eligible Employee’s base straight time gross earnings, payments for incentive compensation, bonuses, commissions and payments for overtime and shift premium, but excludes equity compensation and other similar compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(k)   “Contributions” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(l)   “Data” means certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all equity awards or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor or details of Contributions, enrollment or other information relating to Offerings under the Plan.
(m)   “Designated Broker” means the financial services firm or other broker or agent designated by the Company to maintain the accounts on behalf of Participants who have purchased shares of Common Stock under the Plan.
(n)   “Designated Company” means any Subsidiary or Affiliate of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan; provided that any newly acquired Subsidiary of the Company shall be considered a Designated Company unless otherwise determined by the Administrator. For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however that at any given time, a Subsidiary that is a Designated Company under the 423 Component will not be a Designated Company under the Non-423 Component. The Administrator may so designate any Subsidiary or Affiliate or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.
(o)   “Director” means a member of the Board.
(p)   “Eligible Employee” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under Applicable Laws) for purposes of any separate Offering or the Non-423 Component. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (for each Offering under the 423 Component, on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion); (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion); (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion); (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code; or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering under the 423 Component in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering under the 423 Component. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii). Such exclusions may be applied with respect to an Offering under the Non-423 Component without regard to the limitations of Treasury Regulation Section 1.423-2.
(q)   “Employer” means the employer of the applicable Eligible Employee(s).

(r)   “Enrollment Date” means the first Trading Day of an Offering Period.
(s)   “Entity” means a corporation, partnership, limited liability company or other entity.
(t)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(u)   “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(v)   “Exercise Date” means the last Trading Day of the Purchase Period. Notwithstanding the foregoing, in the event that an Offering Period is terminated prior to its expiration pursuant to Section 21(a), the Administrator, in its sole discretion, may determine that any Purchase Period also terminating under such Offering Period will terminate without options being exercised on the Exercise Date that otherwise would have occurred on the last Trading Day of such Purchase Period.
(w)   “Fair Market Value” means, as of any date, the value of a share of Common Stock based on the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of The NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.
The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(x)   “Fiscal Year” means a fiscal year of the Company.
(y)   “New Exercise Date” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(z)   “Offering” means an offer under the 423 Component or Non-423 Component of the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Section 1.423-2(a)(2) and (a)(3).
(aa) “Offering Periods” means a period of twenty-four months beginning each January 15th and July 15th of each year; provided that, the duration and timing of Offering Periods may be changed pursuant to Sections 4, 9, and 21.
(bb) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity,

directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(cc) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(dd) “Participant” means an Eligible Employee that participates in the Plan.
(ee) “Plan” means this QuinStreet, Inc. 2021 Employee Stock Purchase Plan.
(ff) “Purchase Period” means the periods during an Offering Period during which shares of Common Stock may be purchased on a Participant’s behalf in accordance with the terms of the Plan.
(gg) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other Applicable Law, regulation or stock exchange rule) or pursuant to Section 21.
(hh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ii) “Trading Day” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.
(jj) “U.S. Treasury Regulations” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such section or regulation.
3.   Eligibility.
(a)   U.S. Employees.   Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)   Non-U.S. Employees.   Eligible Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In the case of the Non-423 Component, Eligible Employees may be excluded from participation in the Plan or an Offering if the Administrator determines that participation of such Eligible Employees is not advisable or practicable.
(c)   Limitations.   Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.   Offering Periods.   The Plan will be to implement consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 15th and July 15th each year, or on such other dates as the Administrator will determine. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future Offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, however, that no Offering Period may last more than twenty-seven (27) months.
5.   Participation.   An Eligible Employee may participate in the Plan pursuant to Section 3 by (a) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (b) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6.   Contributions.
(a)   At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation that he or she receives on the pay day. (For illustrative purposes, should a pay day occur on an Exercise Date, a Participant will have any Contributions made on such day applied to his or her account under the then-current Purchase Period or Offering Period). The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 11 hereof.
(b)   In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 11 hereof.
(c)   All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)   A Participant may discontinue his or her participation in the Plan as provided under Section 11. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase the rate of his or her Contributions and may only decrease the rate of his or her Contributions one (1) time and such decrease must be to a Contribution rate between one percent (1%) and fifteen percent (15%). Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, after a Participant elects to decrease his or her rate of Contributions, Contributions will continue at the decreased rate at the beginning of any subsequent Purchase Periods and Offering Periods, unless terminated by the Participant as provided in Section 11. A Participant may increase their Contribution rate at the beginning of a new Purchase Period or Offering Period by following the subscription change procedures described in Section 6(f) below.
(e)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant may decrease his or her Contribution rate to zero percent (0%) at any time during a Purchase Period. If a Participant decreases the rate of his or her Contributions to zero percent (0%) however, he or she will be withdrawn from that Offering Period and all prior Contributions made during such Offering Period will be refunded to the Participant.
(f)   Any change to a Participant’s Contribution rate as described in Sections 6(d) and 6(e) requires the Participant (i) properly completing and submitting to the Company’s stock administration office (or its designee) a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose or (ii) following an electronic or other procedure prescribed by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Exercise Date. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Purchase Period and future Offering Periods and Purchase Periods (unless the Participant’s participation is terminated as provided in Sections 11 or 12). The Administrator may, in its sole discretion, amend the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period or

Purchase Period and may establish other conditions or limitations as it deems appropriate for Plan administration. Any change in the rate of Contributions made pursuant to this Section 6(f) will be effective as of the first (1st) full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).
(g)   Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to make Contributions via cash contributions instead of payroll deductions if (i) payroll deductions are prohibited or otherwise problematic under Applicable Law, (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code or (iii) the Participants are participating in the Non-423 Component. Any reference to “payroll deductions” in this section (or any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 6(g).
(h)   At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f). The Company shall not be required to issue any Common Stock until such obligations are satisfied.
7.   Grant of Option.   On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 2,500 shares of Common Stock (subject to any adjustment pursuant to Section 20) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 14. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 11. The option will expire on the last day of the Offering Period.
8.   Exercise of Option.
(a)   Unless a Participant withdraws from the Plan as provided in Section 11, his or her option for the purchase of shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account, which are not sufficient to purchase a full share as of the Exercise Date will be returned to the Participant. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant.
(b)   If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the

Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 21. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.   Automatic Transfer to Low Price Offering Period.   To the extent permitted by Applicable Laws, if the Fair Market Value on any Exercise Date in an Offering Period is lower than the Fair Market Value on the Enrollment Date of such Offering Period, then all Participants in such Offering Period automatically will be withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.
10.   Delivery.   As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a Designated Broker, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such Designated Broker for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 10.
11.   Withdrawal.
(a)   A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. The Administrator may set forth a deadline of when a withdrawal must occur to be effective prior to a given Exercise Date in accordance with policies it may approve from time to time. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.
(b)   A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws. The Committee, in its sole discretion, may impose limits on the number of withdrawals and re-enrollments a Participant may engage in.
12.   Termination of Employment.   Upon a Participant’s ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 16, and such Participant’s option will be automatically terminated. Unless determined otherwise by the Administrator in a manner that, with respect to an Offering under the 423 Component, is permitted by, and compliant with, Section 423 of the Code, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company shall not be treated as terminated under the Plan; however, no Participant shall be deemed to switch from an Offering under the Non-423 Component to an Offering under the 423 Component or vice versa unless (and then only to the extent) such switch would not cause the 423 Component or any Option thereunder to fail to comply with Section 423 of the Code. The Administrator may establish different and/or additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.
13.   Interest.   No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, will apply to all Participants in the relevant Offering under the 423 Component, except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
14.   Stock.
(a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 20 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be 2,164,999 shares of Common Stock.
(b)   Until the shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.
(c)   Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.
15.   Administration.   The Plan will be administered by the Committee, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to delegate (to the extent permitted by applicable law) some or all of its authority under the Plan to one or more officers of the Company and to one or more committees of the Board (which may consist of one or more directors) and delegate ministerial duties to any of the Company’s employees, to designate separate Offerings under the Plan, to designate Subsidiaries and Affiliates of the Company as participating in the 423 Component or Non-423 Component, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary or advisable for the administration of the Plan (including, without limitation, to adopt such procedures, sub-plans and special rules as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 14(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Eligible Employees eligible to participate in each sub-plan will participate in a separate Offering or in the Non-423 Component, unless such designation would cause the 423 Component to violate the requirements of Section 423 of the Code. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

16.   Designation of Beneficiary.
(a)   If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)   Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)   All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 16(a) and 16(b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).
17.   Transferability.   Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 16) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 11 hereof.
18.   Use of Funds.   The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings or for Participants in the Non-423 Component for which Applicable Laws require that Contributions to the Plan by Participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party. Until shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such shares.
19.   Reports.   Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.
20.   Adjustments, Dissolution, Liquidation, Merger, or Change in Control.
(a)   Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 14.
(b)   Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof.
(c)   Merger or Change in Control.   In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 11 hereof. Notwithstanding the foregoing, in the event of a merger or Change in Control, the Administrator may elect to terminate all outstanding Offering Periods in accordance with Section 21.
21.   Amendment or Termination.
(a)   The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 20). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 13 hereof) as soon as administratively practicable.
(b)   Without stockholder consent and without limiting Section 21(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)   amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)   altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)   shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

(iv)   reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)   reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
22.   Notices.   All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
23.   Conditions Upon Issuance of Shares.   Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
24.   Code Section 409A.   The 423 Component of the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company and any Parent, Subsidiary or Affiliate will have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.
25.   Term of Plan.   The Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 21.
26.   Stockholder Approval.   The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
27.   Governing Law.   The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).
28.   No Right to Employment.   Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or Affiliate of the Company, as applicable. Further, the Company or a Subsidiary or Affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
29.   Severability.   If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
30.   Compliance with Applicable Laws.   The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.
31.   Data Protection.
(a)   Personal Data Processing.   By participating in the Plan, the Participant understands and acknowledges that it is necessary for the Company, Parent and any of its Subsidiaries and affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant, including, but not limited to, the Participant’s Data, or other personal information as described in a subscription agreement or any other materials or as otherwise provided to the Company or any Parent, Subsidiary or affiliate for the purpose of implementing, administering and managing the Plan. Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and only to the extent permitted by and in full compliance with any applicable data protection laws and regulations. A Participant’s failure or refusal to provide or update such Participant’s Data (or to agree to the terms and conditions of the Plan) may result in the Company being unable to administer the Plan in respect of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant participates in the Plan and/or holds shares in the Company, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law, which is generally seven (7) years. These purposes include:
(i)   administering and maintaining Participant records;
(ii)   providing information to the Company or any Parent, Subsidiary or affiliate, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;
(iii)   providing information to future purchasers or merger partners of the Company or any affiliate, or the business in which the Participant works; and
(iv)   transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.
(b)   Disclosure.   The Company may transfer a Participant’s Data amongst its Parent, Subsidiaries or affiliates and service providers, acting as processors or joint data controllers, including the Designated Broker, stock plan administrator or other similar services entity (a “Stock Plan Administrator”) that is an independent service provider based in the United States assisting the Company with the implementation, administration and management of the Plan. The Stock Plan Administrator may open an account for a Participant to receive and trade shares. A Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the Stock Plan Administrator. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving the Company in a similar manner.
(c)   International Transfer.   A Participant’s Data may be transferred from such Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company shall take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. If the Participant’s Data is subject to the data protection laws of the European Economic Area, including the United Kingdom (the “EEA”), the Company shall rely upon an adequate mechanism for the international transfer and subsequent onward transfers of personal data. The Company is certified to the EU-U.S. Privacy Shield Program.
(d)   Data Subject Rights.   Subject to the nature of the data, the purpose and nature of the processing, and any lawful bases of the Company, the Participant understands that he or she may have a number of rights under data privacy laws in the Participant’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processed by the Company, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) portability of Data, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s Data. To receive clarification regarding these rights or to exercise these rights, the Participant may contact the Company.
(e)   Data Controller and Data Protection Officer.   The data controller is QuinStreet, Inc., located 950 Tower Lane, 6th Floor, Foster City, California, 94404, United States of America, and the data privacy officer can be contacted at legalq@quinstreet.com.

QuinStreet VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 p.m. E.T., on October 24, 2021.

Online
Go to **www.investorvote.com/QNST** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

2021 Annual Meeting Proxy Card

1. ELECTION OF DIRECTORS.
   Nominees:

Nominee	For	Withhold
01 - Anna Fieler	☐	☐
02 - Andrew Sheehan	☐	☐
03 - Douglas Valenti	☐	☐

3 3 B V

03IFEB

Your vote matters – here’s how to vote!You may vote online or bVotes submitted electronically must bereceived by 11:59 p.m. E.T., onOctober 24, 2021.y phone instead of mailing this card. OnlineGo to www.investorvote.com/QNSTor scan the QR code — login details arelocated in the shaded bar below. PhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and Canada Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/QNST Using a black ink pen, mark your votes with an X as shown in this example.Please do not 2021 Annual Meeting Proxy Card outside the designated areasqIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qProposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. 01 - Anna Fieler 02 - Andrew SheehanFor Withhold For Withhold3 3 B V03 - Douglas ValentiFor Withhold 2. Approval of the QuinStreet, Inc. 2021 Employee StockPurchase Plan.3. Ratification of the appointment of PricewaterhouseCoopers LLPas QuinStreet, Inc.’s independent registered public accountingfirm for the fiscal year ending June 30, 2022 4. Approval, by advisory vote, of the compensation awarded toQuinStreet, Inc.’s named executive officers as disclosed in theproxy statement. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please givefull title.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

Directions to QuinStreet, Inc.’s Annual Meeting of Stockholders Metro Tower 950 Tower Lane, Suite 600, Foster City, CA 94404 FROM SAN JOSE: Take 101 northbound. Take the Hillsdale Blvd exit. Make a right onto Hillsdale Blvd. Make a left onto Edgewater Blvd. Make a right onto Metro Center Blvd. Make a right onto Vintage Park Dr. Make a right onto Tower Ln. Make a left onto W Parkway Ln. Enter Metro Tower parking lot. FROM SAN FRANCISCO: Take 101 southbound. Take the Fashion Island Blvd exit toward Hayward. Make a left onto Fashion Island Blvd. Make a right onto Mariners Island Blvd. Continue onto Edgewater Blvd. Make a left onto Metro Center Blvd. Make a right onto Vintage Park Dr. Make a right onto Tower Ln. Make a left onto W Parkway Ln. Enter Metro Tower parking lot. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The material is available at: www.investorvote.com/QNST Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/QNST Notice of 2021 Annual Meeting of Stockholders — October 25, 2021 This Proxy is solicited by the Board of Directors of QuinStreet, Inc. You hereby appoint Douglas Valenti and Gregory Wong, each with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize them to represent and vote, as provided on the other side, all your shares of QuinStreet, Inc. Common Stock which you are entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2021 Annual Meeting of Stockholders of QuinStreet, Inc. to be held October 25, 2021 or at any postponement or adjournment thereof, with all powers which you would possess if present at the meeting. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the proxies will have authority to vote FOR the election of all Directors nominated on this notice and FOR Proposals 2, 3 and 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)